                                                                  EXHIBIT 4.6



                                                                  CONFORMED COPY

                            DATED 10TH JANUARY, 2002







                          ST ASSEMBLY TEST SERVICES LTD
                                    AS ISSUER


                                     - AND -


                  CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
                             AS ARRANGER AND DEALER






           -----------------------------------------------------------


                               PROGRAMME AGREEMENT

                                   RELATING TO

                          ST ASSEMBLY TEST SERVICES LTD
                                  S$500,000,000
                    MULTICURRENCY MEDIUM TERM NOTE PROGRAMME


           -----------------------------------------------------------






                             [ALLEN & GLEDHILL LOGO]
                           36, ROBINSON ROAD, #18-01,
                                   CITY HOUSE,
                                SINGAPORE 068877.

                                 C O N T E N T S


CLAUSE                                                  TITLE                                           PAGE
------                                                  -----                                           ----
 1.                    INTERPRETATION                                                                      1

 2.                    ISSUE AND DELIVERY OF NOTES                                                         5

 3.                    CONDITIONS OF ISSUE                                                                 6

 4.                    WARRANTIES AND AGREEMENTS                                                          12

 5.                    INDEMNITIES                                                                        18

 6.                    LISTING                                                                            19

 7.                    AUTHORITY TO DISTRIBUTE DOCUMENTS                                                  19

 8.                    AGREEMENTS OF DEALERS                                                              20

 9.                    AUTHORITY OF ISSUER                                                                21

10.                    COMMUNICATIONS                                                                     21

11.                    STATUS OF THE DEALERS AND THE ARRANGER                                             22

12.                    TIME                                                                               22

13.                    FEES, EXPENSES AND STAMP DUTIES                                                    22

14.                    ACCESSIONS AND TERMINATION                                                         23

15.                    BENEFIT OF AGREEMENT                                                               24

16.                    INCREASE IN PROGRAMME LIMIT                                                        24

17.                    COUNTERPARTS                                                                       25

18.                    GOVERNING LAW                                                                      25

                       APPENDIX 1 - INITIAL DOCUMENTATION LIST                                            26

                       APPENDIX 2 - FORM OF PRICING SUPPLEMENT                                            27

                       APPENDIX 3 - PROCEDURES MEMORANDUM                                                 33

CLAUSE                                      TITLE                                                       PAGE
------                                      -----                                                       ----
                       APPENDIX 4 - FORM OF SUBSCRIPTION AGREEMENT                                        50

                       APPENDIX 5 - VRN SCHEDULE                                                          59

                       APPENDIX 6 - FORM OF CERTIFICATE OF
                                    NO MATERIAL ADVERSE CHANGE                                            60

                       APPENDIX 7 - SELLING RESTRICTIONS                                                  62

                       APPENDIX 8 - FORM OF DEALER ACCESSION LETTER                                       66

                       APPENDIX 9 - FORM OF LETTER FROM ISSUER
                                    ON AN INCREASE IN THE
                                    PROGRAMME LIMIT                                                       69

          T H I S  A G R E E M E N T is made on 10th January, 2002
B E T W E E N:-

(1)       ST ASSEMBLY TEST SERVICES LTD (the "Issuer");

(2)       CITICORP INVESTMENT BANK (SINGAPORE) LIMITED (the "Arranger"); and

(3)       CITICORP INVESTMENT BANK (SINGAPORE) LIMITED (the "Dealer").

          W H E R E A S the Issuer proposes to issue from time to time pursuant to the Trust Deed (defined below) multicurrency medium term notes in an aggregate principal amount outstanding at any one time not exceeding the Programme Limit (defined below) and the Dealers (defined below) may from time to time subscribe for such notes.

          I T  I S  A G R E E D as follows:-


1.        INTERPRETATION

(A) Definitions: For the purposes of this Agreement and the Appendices, and except where the context requires otherwise:-

          "Agency Agreement" means the agency agreement dated 10th January, 2002 made between (1) the Issuer, as issuer, (2) Citicorp Investment Bank (Singapore) Limited, as issuing and paying agent, (3) Citicorp Investment Bank (Singapore) Limited, as agent bank, and (4) the Trustee, as trustee, as amended, varied or supplemented from time to time;

          "Agent Bank" means Citicorp Investment Bank (Singapore) Limited in its capacity as agent bank under the Agency Agreement, or its successors in such capacity;

          "Agreement Date" means, in relation to any Note, the date on which agreement is reached for its issue as contemplated by Clause 2 which, in the case of a Syndicated Issue, will be the execution date of the relevant Subscription Agreement;

          "business day" means a day (other than Saturday or Sunday) on which commercial banks are open for business in Singapore;

          "Certification Date" means each Agreement Date, each Issue Date and each date on which the Information Memorandum or any of the Contracts is amended, varied, supplemented or replaced;

          "Conditions" means, in relation to the Notes of any Series, the terms and conditions applicable thereto, which shall be substantially in the form set out in Part II of Schedule 1 to the Trust Deed, as modified, with respect to any Notes represented by a Global Note, by the provisions of such Global Note, shall incorporate any additional provisions forming part of such terms and conditions set out in the Pricing Supplement(s) relating to the Notes of such Series and shall be endorsed on the Definitive Notes subject to amendment and completion as referred to in the first paragraph appearing after the heading "Terms and Conditions of the Notes" as set out in Part II of Schedule 1 to the Trust Deed, and any reference to a particularly numbered Condition shall be construed accordingly;

          "Contracts" means this Agreement, the Agency Agreement, the Trust Deed, the Depository Agreement, the Deed of Covenant and, in relation to any Syndicated Issue, the relevant Subscription Agreement;

          "Coupon" means an interest coupon appertaining to an interest bearing Definitive Note;

          "Dealers" means the Dealer of this Agreement and each other person, if any, who has been, or, for the purposes of Clause 2, who is subsequently, appointed as a Dealer pursuant to Clause 14 (but excludes any person who has ceased to be a Dealer pursuant to Clause 14 or whose appointment has lapsed pursuant to its terms);

          "Deed of Covenant" means the deed of covenant dated 10th January, 2002 executed by the Issuer by way of deed poll in relation to the Notes (which are represented by a Global Note and which are deposited with the Depository), as amended, varied or supplemented from time to time;

          "Definitive Note" means a definitive note of the Issuer, in bearer form having, where appropriate, Coupons attached on issue;

          "Depositors" means, at any time, persons (including Depository Agents) having any Notes standing to the credit of their Securities Accounts at that time;

          "Depository" means The Central Depository (Pte) Limited;

          "Depository Agent" means a corporation authorised by the Depository to maintain Sub-Accounts;

          "Depository Agreement" means the depository agreement dated 10th January, 2002 made between (1) the Issuer, as issuer, and (2) the Depository, as depository, as amended, varied or supplemented from time to time;

          "Event of Default" has the meaning given to it in the Conditions;

          "Global Note" means a global Note representing Notes of one or more Tranches of the same Series, being a Temporary Global Note and/or, as the context may require, a Permanent Global Note, in each case without Coupons;

          "Group" means the Issuer and its subsidiaries;

          "Information Memorandum" means the information memorandum prepared by the Issuer in consultation with the Arranger, relating to the Programme, as revised, supplemented, amended, updated or replaced from time to time, (which term shall include those documents incorporated therein by reference from time to time as provided therein);

          "Initial Documentation List" means the list of documents and confirmations set out in Appendix 1;

          "Issue Date" means, in relation to Notes comprising a Tranche, the date (being a business day) of the issue and subscription of such Notes pursuant to Clause 2;

          "Issue Price" means, in relation to Notes comprising a Tranche, the price at which such Notes will be purchased by a Dealer;

          "Issuing and Paying Agent" means Citicorp Investment Bank (Singapore) Limited in its capacity as issuing and paying agent under the Agency Agreement, or its successor in such capacity;

          "Lead Manager" means, in relation to any Syndicated Issue, the Relevant Dealer specified as such in the relevant Subscription Agreement;

          "Maturity Date" means, in relation to any Note, the date on which it is expressed to be payable;

          "Note" means a note to be issued pursuant to this Agreement, such Note being a Global Note or a Definitive Note;

          "Permanent Global Note" means a Global Note representing Notes of one or more Tranches of the same Series, either on issue or upon exchange of interests in a Temporary Global Note;

          "Pricing Supplement" means, in relation to any Tranche, a pricing supplement specifying the relevant issue details in relation to such Tranche, substantially in the form of Appendix 2;

          "Principal Subsidiaries" has the meaning ascribed to it in Condition
          9;

          "Procedures Memorandum" means the administrative and operative procedures and guidelines relating to the settlement of issues of Notes as shall be agreed upon from time to time by the Issuer, the Arranger and the Trustee and which, at the date of this Agreement, are set out in Appendix 3 (as amended, varied or supplemented from time to time);

          "Programme" means the Multicurrency Medium Term Note Programme established by this Agreement;

          "Programme Dealers" means all Dealers other than those appointed as such solely in respect of one or more specified Tranches;

          "Programme Limit" means, subject to Clause 3(C)(8) and Clause 16, S$500,000,000 or its equivalent in other currencies;

          "Relevant Dealer(s)" means, in relation to any Tranche, the Dealer or Dealers with whom the Issuer has concluded or is negotiating an agreement for the issue of such Tranche;

          "Securities Accounts" means the securities accounts of the Depositors maintained with the Depository (but does not include Sub-Accounts);

          "Securities Act" means the U.S. Securities Act of 1933, as amended;

          "Series" means (1) (in relation to Notes other than Variable Rate Notes) a Tranche, together with any further Tranche or Tranches, which are (a) expressed to be consolidated and forming a single series and
          (b) identical in all respects (including as to listing) except for their respective Issue Dates, Issue Prices and/or dates of the first payment of interest and (2) (in relation to Variable Rate Notes) Notes which are identical in all respects (including as to listing) except for their respective Issue Prices and Rates of Interest;

          "SGX-ST" means the Singapore Exchange Securities Trading Limited;

          "Singapore Dollar(s)" and "S$" mean the lawful currency of Singapore;

          "Stock Exchange" means the SGX-ST or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in this Agreement to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or are intended to be, listed;

          "Sub-Accounts" means the securities sub-accounts maintained by each Depository Agent for its own account and for the account of its clients;

          "Subscription Agreement" means an agreement between two or more Relevant Dealers and the Issuer made pursuant to Clause 2(B), substantially in the form of Appendix 4;

          "Syndicated Issue" means an issue of Notes pursuant to an agreement reached under Clause 2(B);

          "Temporary Global Note" means a Global Note representing Notes of one or more Tranches of the same Series on issue;

          "Tenor" means, in relation to any Note, in accordance with Clause 3(C), the period from and including its Issue Date to but excluding its Maturity Date;

          "Tranche" means Notes which are identical in all respects (including as to listing);

          "Trust Deed" means the trust deed dated 10th January, 2002 made between (1) the Issuer, as issuer, and (2) the Trustee, as trustee, as amended, varied or supplemented from time to time;

          "Trustee" means British and Malayan Trustees Limited in its capacity as trustee under the Trust Deed, or its successor in such capacity; and

          "VRN Schedule" means the document set out in Appendix 5 setting out the procedures for the determination of the Agreed Yield or, as the case may be, the Rate of Interest in relation to each Series of Variable Rate Notes as amended, varied or supplemented from time to time.

(B) Miscellaneous: (1) Terms defined in the Trust Deed and/or in the Notes (including the Conditions) shall have the same meaning when used herein.

     (2) Headings of Clauses and sub-Clauses in this Agreement are for convenience only and shall not affect the interpretation hereof.

     (3) References to "Appendices" and "Clauses" are to be construed as references to the appendices to, and the clauses of, this Agreement.

     (4) All references in this Agreement to the Depository shall, wherever the context so permits, be deemed to include references to any additional or alternative clearing system approved by the Issuer (where relevant), the Relevant Dealer(s) and the Trustee.

     (5) A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Agreement.


2.        ISSUE AND DELIVERY OF NOTES

(A) Individual Offers: Subject to the terms and conditions of this Agreement, the Issuer may from time to time (by telephone or other means of communication) invite any Dealer to bid for Notes, and any Dealer may at any time (by telephone or other means of communication) make unsolicited bids to the Issuer for Notes. If a Dealer's bid is subsequently accepted by the Issuer then the Issuer will be obliged to issue, and such Dealer will be obliged to subscribe for, the relevant Notes on the Issue Date and otherwise on the terms so agreed. Any oral acceptance of any bid by the Issuer will be confirmed in writing from the Relevant Dealer to the Issuer in accordance with the Procedures Memorandum provided that any failure to give such a confirmation, or any delay in giving such a confirmation, shall not affect the validity of the Issuer's oral acceptance or the obligations of the Relevant Dealer and the Issuer arising therefrom.

(B) Syndicated Issues: Two or more Dealers may from time to time agree with the Issuer that such persons will severally or jointly and severally agree to subscribe or procure subscribers for Notes. The terms upon which such Notes are to be subscribed shall be substantially similar to the terms of this Agreement and shall be set out in a Subscription Agreement executed by the Issuer and the Relevant Dealers.

(C) Procedures Memorandum: The parties agree that in relation to any issue of Notes the Issuer and the Relevant Dealer(s) (or, in the case of a Syndicated Issue, the Lead Manager(s)) will use best endeavours to follow the administrative and operative procedures and guidelines set out in the Procedures Memorandum, unless the Issuer, the Relevant Dealer(s) (or, in the case of a Syndicated Issue, the Lead Manager(s)), the Trustee and, if affected by any proposed change, the Issuing and Paying Agent agree otherwise. The Procedures Memorandum may be changed in respect of any Relevant Dealer (or, in the case of a Syndicated Issue, the Lead Manager(s)) by agreement in writing between the Issuer, the Trustee and such Dealer (or, in the case of a Syndicated Issue, the Lead Manager(s)) following consultation with the Issuing and Paying Agent.

(D) Commissions and Fees: At the time of delivery of, and payment for, any Notes sold by the Issuer pursuant to Clause 2(A), in consideration of the obligations undertaken herein by the Relevant Dealer, the Issuer agrees to pay the Relevant Dealer the commission or fee (if any) agreed (and any goods and services or other tax thereon) between the Issuer and the Relevant Dealer. Such commission or fee may be deducted by the Relevant Dealer from the price payable to the Issuer in respect of the relevant Notes, or as otherwise agreed.

(E) Agent Bank: If Notes are issued that require one or more agent banks, the Issuer shall request the Issuing and Paying Agent to act as such.

(F)       Modifications: If:-

          (1) the Issuer and any Dealer shall at any time agree to issue and subscribe for Notes in a form or subject to provisions not specifically contemplated in Clause 2(C) or the Information Memorandum; or

          (2) any relevant law, regulation or directive is introduced or changed, or there is any change in the interpretation or application of any relevant law, regulation or directive, after the date of this Agreement, the Issuer and the Dealers (after consultation with the Issuing and Paying Agent) shall establish what, if any, modifications will be required to this Agreement, the form of the relevant Notes, the Conditions in relation thereto and any other agreement or document referred to herein as may be necessary or desirable to take into account such agreement, introduction or change.

(G) Compliance with Laws: No Notes shall in any event be issued unless and until this Agreement and the documents referred to herein comply with all relevant laws, regulations and directives in respect of such issue of Notes. Any issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time.


3.        CONDITIONS OF ISSUE

(A) First Issue: The Issuer shall distribute to each Dealer all of the documents and confirmations described in the Initial Documentation List promptly after such documents and confirmations have been received by it from the Issuer. The Issuer may not make its first request to any Dealer to bid for Notes until that Dealer shall have received, and found reasonably satisfactory, all of the documents and confirmations described in the Initial Documentation List. Any Dealer (with respect to itself only) may waive the production of any of the documents and confirmations described in the Initial Documentation List.

(B) Each Issue: The obligation of a Relevant Dealer to subscribe for any Notes which it has agreed to subscribe for pursuant to Clause 2 is conditional upon the following:-

          (1) the Board of Directors of the Issuer having duly resolved to issue the relevant Notes;

          (2) the Issuer's representations and warranties set out in this Agreement being true, accurate, correct and complied with in all material respects on the Agreement Date and the proposed Issue Date (in each case as if such representations and warranties were repeated on each such date with reference to the then existing circumstances taking into account the issue of such Notes) and the performance, on or prior to each such date, by the Issuer of its covenants, agreements or obligations under this Agreement to be performed on or prior to each such date (other than any obligations that may have been waived by the Relevant Dealer and which waiver continues in effect) except to the extent to which failure to do so would not be material in the context of the issue of the Notes;

          (3) (in respect of such Notes which are to be listed) all consents and the approval in-principle of the relevant Stock Exchange having been obtained and on terms and conditions acceptable to the Relevant Dealer, such consents and approval being valid and continuing to be in force and effect until the Issue Date and all conditions attached to such consents and approval being complied with by the Issue Date (save for any conditions to be complied with after the Issue Date which shall be complied with as soon as practicable thereafter);

          (4) (a) there having been, as at the proposed Issue Date, no adverse change, or any development involving a prospective adverse change, in the financial condition, business or results of operations of the Issuer or the Group, taken as a whole, which is material in the context of the issue and offering of the Notes from that set forth in the audited consolidated accounts of the Issuer and its subsidiaries for the year ended 31st December, 2000 contained in the Information Memorandum or, if available, the most recent audited consolidated accounts or, as the case may be, unaudited half yearly results of the Group delivered to the Dealers pursuant to Clause 4(A)(13) except as may be disclosed in the Information Memorandum or in any public announcement of the Issuer made prior to the Agreement Date or as disclosed to the Relevant Dealer prior to the Agreement Date; and

               (b) there having been delivered to the Relevant Dealer on the proposed Issue Date a certificate (substantially in the form set out in Appendix 6) dated the proposed Issue Date, signed by a duly authorised officer of the Issuer, stating that, to the best of his knowledge and belief after making due enquiries, (i) since the date of the most recent audited consolidated accounts or, as the case may be, unaudited half yearly results of the Group delivered to the Dealers pursuant to Clause 4(A)(13), except as may be disclosed in the Information Memorandum or in any public announcement of the Issuer made prior to the Agreement Date or as disclosed to the Relevant Dealer prior to the Agreement Date, there has been no adverse change, or any development involving a prospective adverse change, in the financial condition, business or results of operations of the Issuer or the Group, taken as a whole, which is material in the context of the issue and offering of the Notes, (ii) the Issuer's representations and warranties set out in this Agreement are true, accurate, correct and complied with in all material respects on the proposed Issue Date (as if such representations and warranties were repeated on the proposed Issue Date with reference to the then existing circumstances taking into account the issue of such Notes) and (iii) the Issuer has performed all of its covenants, agreements or obligations under this Agreement to be performed on or prior to the proposed Issue Date (other than any obligations that may have been waived by the Relevant Dealer and which waiver continues in effect) except to the extent to which failure to do so would not be material in the context of the issue of the Notes;

          (5) there being no outstanding breach in any material respect of any of the obligations of the Issuer under this Agreement, the Notes or the other Contracts which has not been waived by the Relevant Dealer on or prior to the proposed Issue Date;

          (6) the aggregate principal amount of the Notes to be issued, when added to the aggregate principal amount of all Notes outstanding (as defined in the Trust Deed) on the proposed Issue Date, not exceeding the Programme Limit;

          (7) no meeting of the holders of Notes (or any of them) to consider matters which would in the reasonable opinion of the Relevant Dealer be considered to be material in the context of the issue of the Notes having been duly convened but not yet held or, if held but adjourned, the adjourned meeting having not been held and the

               Issuer not being aware of any circumstances which would lead to the convening of such a meeting;

          (8) there not having been, between the Agreement Date and the Issue Date for such Notes:-

               (a) any introduction or prospective introduction of, or any change or prospective change in, or in the interpretation or application of, any legislation, statute, regulation, order, policy, directive, request or guideline (whether or not having the force of law) by the Monetary Authority of Singapore, the Securities Industry Council, the SGX-ST or any other governmental or regulatory body in Singapore; or

               (b) any material adverse change or prospective material adverse change in monetary, political (including, but not limited to, changes by reason of military action), financial (including, but not limited to, stock market conditions, currency exchange conditions in any of the financial markets and interest rates) or economic conditions in Singapore or internationally (including changes or developments in stock, bond, money and interest rate markets) or the occurrence of any combination of any such changes, crises or developments, in either case, as would in the opinion of the Relevant Dealer (exercised in good faith):-

               (i) materially and adversely prejudice or affect the success of the placement, issue, offer, sale or distribution (whether in the primary or secondary markets) of the Notes; or

               (ii) materially and adversely affect the listing of the Notes
                    (where applicable); or

               (iii) materially and adversely affect the business or financial position of the Issuer or the Group;

          (9) the forms of the Pricing Supplement, the Temporary Global Note, the Permanent Global Note and the Definitive Notes in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the Issuer, the Relevant Dealer, the Issuing and Paying Agent and the Trustee (in respect of the Temporary Global Note, the Permanent Global Note and the Definitive Notes only) on or prior to the proposed Issue Date;

          (10) any calculations or determinations which are required by the relevant Conditions to have been made prior to the Issue Date having been duly made;

          (11) the provisions of sub-Clause (C) below not being breached thereby;

          (12) there being no infringement in any respect of any law, order, rule, regulation, directive, policy or request (whether or not having the force of law) promulgated or issued by any legislative, executive, judicial or regulatory body, including, but not limited to, the SGX-ST, the Monetary Authority of Singapore and the Registry of Companies as a result of the issue of the Notes of that Series or the carrying out of any transaction contemplated by, or the compliance with the terms of, the Contracts;

          (13) the Form 30B having been lodged with the Registrar of Companies and Businesses, the Information Memorandum having been lodged with the Registrar of Companies and Businesses for the purpose of
               Section 106D of the Companies Act, Chapter 50 of Singapore (the "Companies Act"), and all acts being done in order to invoke the applicable exemptions under Sections 106C, 106D and/or 106E of the Companies Act having been duly performed and all requirements in connection therewith having been duly complied with;

          (14) the Minister for Finance not having revoked, pursuant to Section 106J of the Companies Act, the exemption invoked by the Issuer under Section 106C or 106D of the Companies Act in connection with the issue of the Notes nor any exemption under Division 5A of Part IV of the Companies Act relied on or to be relied on by the Relevant Dealer in connection with the issue of the Notes and the sale of the Notes by the Relevant Dealer; and

          (15) all requirements of the Monetary Authority of Singapore, the SGX-ST, the Registry of Companies and Businesses and any other relevant authority in connection with the issue of the Notes and (where applicable) listing or any of the transactions contemplated by this Agreement or the Contracts being fully complied with by such time as stipulated in such requirements.

(C) Terms: (1) The Issuer and any Relevant Dealer may from time to time determine the terms and conditions of Notes to be issued by the Issuer and subscribed for by that Dealer, by fixing the Maturity Date, the interest rate or interest rate formula (if any) and any other relevant terms thereof. Subject to compliance with all relevant laws, regulations and directives, Notes may be denominated in Singapore Dollars, United States dollars, Australian dollars, Canadian dollars, Dutch guilders, Euro, Hong Kong dollars, Italian lire or Japanese yen or in other currencies the Issuer and the Relevant Dealer so agree. Notes will be issued in Series and each Series may be issued in one or more Tranches on different Issue Dates and each Tranche shall be for Notes having a minimum aggregate principal amount of S$20,000,000 (or its equivalent in other currencies).

     (2) The Notes of each Series may be Fixed Rate Notes, Floating Rate Notes, Variable Rate Notes or Hybrid Notes. In the case of an issue of Variable Rate Notes, the Issuer and the Relevant Dealer shall comply with the provisions set out in the VRN

Schedule, unless the Issuer and the Relevant Dealer agree otherwise. The VRN Schedule may be changed in respect of any Series of Variable Rate Notes by agreement in writing between the Issuer and the Relevant Dealer.

     (3) Subject to compliance by the Issuer with all relevant laws, regulations and directives, Notes shall have maturities of not less than 12 months nor more than 15 years from their respective Issue Dates or such shorter Tenor as may be agreed between the Issuer and the Relevant Dealer.

     (4) Notes may either be listed on a stock exchange or may be unlisted. Notes may be cleared through the clearing system operated by the Depository.

     (5) Further Notes of the same Series may be issued at different Issue Prices and on different Issue Dates. The Issuer may, however, at any time by notice to the Dealers under this Agreement determine that no further Notes of a particular Series will be issued. Any such determination will be irrevocable.

     (6) Prior to the Issue Date for any Tranche of Notes to be subscribed for by any Dealer, a Pricing Supplement in respect of such Tranche shall be prepared (in the case of a subscription pursuant to Clause 2(A)) by the Relevant Dealer and (in the case of a Syndicated Issue) by the Lead Manager after consultation with the Issuer.

     (7)  Notes of each Tranche may be issued in the form of:-

          (a) a Temporary Global Note, which will be exchangeable commencing on the Exchange Date (as defined in the relevant Temporary Global
               Note) for (i) Definitive Notes or (ii) a Permanent Global Note which will be exchangeable as described therein for Definitive Notes, in accordance with the terms thereof; or

          (b) a Permanent Global Note which will be exchangeable for Definitive Notes upon the occurrence of the events set out in the relevant Permanent Global Note, in accordance with the terms thereof.

     (8) The aggregate principal amount of Notes outstanding (other than (a) Notes which have become due for payment where the Issuing and Paying Agent is holding sufficient funds for the payment in full of all such Notes and (b) Notes which have become void in accordance with their terms) at any one time shall not exceed the Programme Limit.

     (9) The Notes and Coupons shall be substantially in the respective forms set out in the Trust Deed, as amended, varied and/or supplemented in relation to each Series by the Pricing Supplement(s) relating to such Series. Notes having terms not contemplated by this Agreement or the Information Memorandum or a form not contemplated by the Trust Deed may be issued by agreement between the Issuer, the Relevant Dealer(s), the Issuing and Paying Agent and the Trustee.

(D) Determination of Amounts Outstanding: For the purposes of Clause 4(A)(11), paragraph (6) of sub-Clause (B) above and paragraph (8) of sub-Clause
(C) above:-

          (1) the premium of Notes payable on the redemption of such Notes shall be added to their principal amount;

          (2) the principal amount of Notes issued at a discount or premium as at any time shall equal their principal amount as at such time; and

          (3) the Singapore Dollar equivalent of the principal amount of Notes denominated in a currency other than Singapore Dollars shall be determined on the basis of the spot rate for the sale of the Singapore Dollar against the purchase of relevant currency in the Singapore foreign exchange market quoted by any leading bank selected by the Relevant Dealer with the consent of the Issuer (such consent not to be unreasonably withheld) on the Agreement Date.


4.        WARRANTIES AND AGREEMENTS

(A) Warranties and Agreements: The Issuer warrants to and agrees with the Arranger and the Dealers and each of them that at the date of this Agreement and each Certification Date:-

          (1) Corporate Existence and Capacity: it is a public company duly incorporated and validly existing under the laws of Singapore with corporate power and authority to conduct its business in each jurisdiction where it carries on business and to own its assets;

          (2) Information Memorandum: (a) the Information Memorandum contains all information with regard to the Issuer and its subsidiaries which is material in the context of the issue and offering of the Notes, such information is true and accurate in all material respects, the opinions, expectations and intentions expressed in the Information Memorandum have been carefully considered, are based on all relevant considerations and facts which the Issuer is aware or ought to be aware existing at the date thereof and are fairly, reasonably and honestly held by the directors of the Issuer; that there are no other material facts the omission of which in the said context would make any such information or expression misleading in any material respect and the directors of the Issuer have made all reasonable enquiries to ascertain all material facts for the purpose aforesaid and to verify all facts and information therein are true and accurate in all material respects and will if required supply the Arranger with such evidence to support the same as the Arranger may reasonably require to satisfy itself as to the accuracy and completeness thereof and, where such information relates to opinions or expectations, the basis for such opinions or expectations, (b) all factual information furnished or to be furnished by the Issuer or its subsidiaries to the Arranger in connection with the issue of the Notes or the Information Memorandum or the negotiation of this Agreement is provided to the Arranger responsibly and is honestly held and (c) the Issuer shall make available to each Dealer, from time to time, as many copies of the Information Memorandum as such Dealer may reasonably request;

          (3) Accounts: (a) the audited consolidated accounts of the Issuer and the Group contained in the most recent Information Memorandum:-

               (i) include a balance sheet and profit and loss account and such other documents required by United States generally accepted accounting principles to be annexed to such accounts to be laid before the Issuer in general meeting for the financial year in question;

               (ii) were prepared in accordance with United States generally accepted accounting principles;

               (iii) have been prepared in accordance with all applicable laws in Singapore; and

               (iv) represent a true and fair view of the financial position and state of affairs of the Issuer and the Group taken as a whole for the financial year ended on and as at the relevant date and, without prejudice to the generality of the foregoing, such financial statements make adequate provision or reserve for, where necessary or as appropriate, and disclose all known material liabilities (actual or contingent) and all material capital commitments (actual or contingent) of the Issuer and its subsidiaries and the provisions or reserves included therein are sufficient to cover all material taxation deferred or otherwise in respect of all accounting periods ended on or before the relevant date for which the Issuer or its subsidiaries would (based on circumstances and facts which the Issuer is aware) at any time thereafter become or have become liable; and

               (b) the most recent unaudited results of the Issuer and the Group have been prepared in accordance with United States generally accepted accounting principles;

          (4) Changes: since the date of the most recent audited consolidated accounts or, as the case may be, unaudited half yearly group results of the Group delivered to the Dealers pursuant to Clause 4(A)(13) and except as may be disclosed in the Information Memorandum, there has been no adverse change, or any development involving a prospective adverse change, in the financial condition, business or results of operations of the Issuer or the Group taken as a whole, which is material in the context of the issue and offering of the Notes or which may affect the ability of the Issuer to perform its payment obligations under the Notes;

          (5) The Contracts and the Notes: (a) it has the corporate power and authority and the legal capacity to issue the Notes issued or to be issued by it upon the terms and conditions set out in the Notes and the Contracts and to enter into and perform and observe its obligations thereunder, (b) the execution, delivery and performance by it of the Notes and the Contracts have been duly authorised by all necessary corporate action on its part under all applicable laws and regulations and no further corporate or other action is required to be taken by it under any applicable law or regulation of Singapore to authorise the execution, delivery and/or performance of the Notes and the Contracts and
               (c) the Notes (when executed and delivered in accordance with the Contracts) and the Contracts constitute its valid, legally binding and enforceable obligations except that:-

               (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights; and

               (ii) the availability of equitable remedies may be affected by equitable principles generally;

          (6) Status of the Notes: the Notes, when issued and delivered in accordance with this Agreement and the Trust Deed, will be direct, unconditional, unsecured and unsubordinated obligations of the Issuer ranking pari passu, without any preference or priority among themselves, and pari passu with all other unsecured obligations (other than subordinated obligations and priorities created by law) of the Issuer;

          (7) Compliance: the issue of Notes under this Agreement, their offering on the terms and subject to the conditions contained herein, the execution and issue by the Issuer of, and compliance by the Issuer with the terms of, the Notes (including any Temporary Global Note or Permanent Global Note) and the Coupons and the execution and delivery by or on behalf of the Issuer of, and compliance by the Issuer with the terms of, the Contracts:-

               (a) do not, and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association;

               (b) do not and will not contravene any law, rule, regulation, judgement, decree, permit, authorisation, policy or directive (in each case, whether or not having the force of law) which is binding on the Issuer, or to which the Issuer is subject;

               (c) do not and will not infringe in any material respect or result in any breach in any material respect of, any of the terms of, or constitute a default in any material respect under, or cause to be exceeded in any material respect any limit imposed by, any agreement, trust deed or instrument to which the Issuer or any of its Principal Subsidiaries is a party or is subject or by which the Issuer or any of its Principal Subsidiaries or any part of their respective undertaking, assets, property or revenues is bound; or

               (d) do not and will not result in the creation or imposition of or oblige the Issuer or any of its Principal Subsidiaries to create any encumbrance on its assets or any of them;

          (8) No Litigation: save as disclosed in the Information Memorandum, there are no pending actions, suits or proceedings against or affecting the Issuer or any of its Principal Subsidiaries or any of their respective properties which could individually or in the aggregate have a material adverse effect on the financial condition, business or results of operations of the Issuer or would adversely affect the ability of the Issuer to perform its payment or other material obligations under the Contracts or the Notes, or which are otherwise material in the context of the issue of the Notes, and to the best of the knowledge of the Issuer, no such actions, suits or proceedings are threatened;

          (9) No Event of Default: no condition, omission, event or act has occurred or circumstance arisen which, had the Notes already been issued, would (or upon the giving of notice and/or the passage of time and/or the fulfilment of any other requirement provided in Condition 9 would) constitute an Event of Default;

          (10) No Breach: neither the Issuer nor any of its Principal Subsidiaries is in breach of or in default under any agreement to which it is a party or which is binding on the Issuer or any of its Principal Subsidiaries or any of their respective assets or revenues, which breach or default is material in the context of the issue and offering of the Notes;

          (11) Maximum Aggregate Amount: as of the Issue Date for any Notes, after giving effect to the issuance of such Note and of any other Notes to be issued by the Issuer, and to the redemption of Notes to be redeemed by the Issuer, and Notes which have become void in accordance with their terms, on or prior to such Issue Date, the aggregate principal amount of Notes outstanding will not exceed the Programme Limit;

          (12) Contracts: the Issuer will not without first notifying all Dealers in writing terminate or amend the terms of any of the Contracts;

          (13) Delivery of Accounts and Other Information: the Issuer shall:-

               (a) as soon as the same are published, but in any event no later than 150 days after the end of each financial year, make available to each of the Dealers copies of the Annual Report of the Issuer for that year including the audited consolidated accounts of the Group for that year, prepared in accordance with United States generally accepted accounting principles (except as otherwise stated in such accounts or the notes thereto) and a copy of the report of the Issuer's auditors thereon;

               (b) as soon as the same are published, but in any event no later than 90 days after the end of the relevant financial half year, make available to each of the Dealers copies of the unaudited half yearly summary group results of the Group (if any);

               (c) on or promptly after the date on which the Issuer issues any press release or makes any public announcement or discloses to the public any other event or circumstance which is material in the context of the Programme or the Notes, furnish such information to the Dealers, and if furnished orally such information will be confirmed promptly in writing in accordance with Clause 10;

          (14) Notification of Event of Default: the Issuer shall, promptly upon becoming aware of the same, notify the Dealers of the occurrence of any Event of Default and of any other event or circumstance which, upon the giving of notice and/or the passage of time and/or the fulfilment of any other requirement provided in Condition 9, would constitute an Event of Default;

          (15) Securities Act:-

               (a) in the reasonable belief of the Issuer, no substantial US market interest within the meaning of Regulation S under the Securities Act exists in its debt securities; and

               (b) neither the Issuer, its affiliates nor any person acting on behalf of the Issuer or such affiliates has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Notes and each of them has complied and will comply with the offering restrictions requirement of such Regulation;

          (16) Authorisations and Consents: all consents, authorisations, licences or approvals of, and registrations and filings with, any governmental or regulatory authority required by the Issuer in connection with the issue by the Issuer of Notes under this Agreement and the performance of the Issuer's obligations under the Contracts and the Notes have been obtained and are in full force and effect or where such consents, authorisations, licences or approvals contain any terms, conditions or restrictions, such terms, conditions and restrictions have been complied with or, as the case may be, will be obtained, fulfilled or done to the extent that they are capable of being obtained, fulfilled or done on or before the relevant Issue Date, or if they can only be fulfilled after the relevant Issue Date, that they will be so fulfilled as soon as practicable thereafter and the Issuer is permitted to issue such Notes pursuant to all relevant laws, regulations, and directives;

          (17) Authorised Representative: the Issuer will notify the Dealers immediately in writing if any of the persons named in the list referred to in paragraph 3 of the Initial Documentation List ceases to be authorised to take action on behalf of the Issuer or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Dealers that such person has been so authorised;

          (18) Information on Noteholders' Meetings: the Issuer will, at the same time as it is despatched, furnish the Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which is despatched at the instigation of the Issuer and will notify the Dealers promptly after it becomes aware that a meeting of the holders of the Notes (or any of them) has been convened by Noteholders;

          (19) Use of Proceeds: the Issuer will apply the net proceeds of the issues of the Notes (after deducting issue expenses) for general corporate purposes (including capital expenditure), working capital requirements and investments of the Issuer and its subsidiaries;

          (20) Insurance: each of the Issuer and its Principal Subsidiaries has (using its reasonable endeavours) caused to be effected adequate insurance cover with reputable insurers on all their real property which are of an insurable nature against fire and other risks normally insured against by the Issuer and its Principal Subsidiaries in respect of such real property;

          (21) Taxation: as far as the Issuer is aware or save as disclosed in the Information Memorandum, neither the Issuer nor any of the Principal Subsidiaries are subject to any taxation dispute which, when finally determined, would have a material adverse effect on the financial position of the Issuer or the Group taken as a whole;

          (22) Notification: the Issuer shall promptly after becoming aware notify the Relevant Dealer before the relevant Issue Date of any breach of any of the representations, warranties, undertakings and agreements contained in this Clause in any respect or of anything which has or would have rendered or will render untrue or incorrect in any respect any of such representations, warranties, undertakings and agreements and take such steps as may be reasonably requested by the Relevant Dealer to remedy and/or publicise the same; and

          (23) Exchange of Global Notes: the Issuer shall procure that each Temporary Global Note shall be exchanged for a Permanent Global Note or for Definitive Notes and that each Permanent Global Note shall be exchanged for Definitive Notes, in each case in accordance with the Agency Agreement and the relevant Global Note.

When a Dealer agrees to purchase Notes such agreement shall be on the basis of, and in reliance on, a representation which the Issuer shall be deemed to make on each Certification Date to the effect that the above warranties and agreements are correct and complied with in all respects as at the date of such representation and as at the proposed Issue Date with reference to the then existing circumstances.

(B) Continuation in Force: The warranties and agreements contained in this Clause shall continue in full force and effect notwithstanding any investigation by or on behalf of the Dealers (or any of them) or completion of the issue and subscription of any Notes.


5.        INDEMNITIES

(A) Breach of Warranty: Without prejudice to the other rights or remedies of the Dealers, the Issuer covenants with the Arranger and the Dealers and each of them that the Issuer will keep the Arranger and the Dealers indemnified against any reasonable losses, liabilities, costs, claims, charges, actions, demands and expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which they may incur or which may be made against them as a result of or in relation to any actual or alleged misrepresentation in or breach of any of the warranties or agreements of the Issuer set out in Clause 4(A) except that such indemnity shall not extend to any action against the Arranger or, as the case may be, any Dealer commenced by any person who has been supplied with, and relied on, any information supplied by the Arranger or, as the case may be, such Dealer in contravention of Clause 8.

          In case any action, proceeding, claim or demand shall be brought against the Arranger or any of the Dealers, in respect of which indemnity may be sought from the Issuer as provided above, the Arranger or, as the case may be, such Dealer shall promptly notify the Issuer in writing and (subject to the provision by the Issuer of such security against such Dealer's liability in respect of such action, proceeding, claim or demand as the Arranger or, as the case may be, such Dealer may require) the Issuer shall have the option to assume the defence thereof, including the employment of legal advisers selected by the Issuer but approved by the Arranger or, as the case may be, such Dealer (such approval not to be unreasonably withheld) subject to the payment by the Issuer of all fees and expenses of such employment. The Arranger or, as the case may be, such Dealer shall have the right to select separate legal advisers to assume such legal defences and otherwise to participate in the defence of such action, proceeding, claim or demand on behalf of the Arranger or, as the case may be, such Dealer but the fees and expenses of such legal adviser shall be borne by the Arranger or, as the case may be, such Dealer (unless the Issuer has authorised the employment of separate legal advisers by the Arranger or, as the case may be, such Dealer such authorisation not to be unreasonably withheld). The Issuer shall not be liable in respect of any settlement of any action effected without its consent.

(B) Failure to Issue: The Issuer covenants with the Dealers that it will keep the Dealers indemnified against any losses which they may incur as a result of Notes not being issued for any reason (other than (1) any failure of a Dealer to pay or (2) either of the conditions in Clause 3(B)(8) or 3(B)(14) not having been fulfilled) after an agreement for the purchase of such Notes has been made.


6.        LISTING

(A) Initial Application for Listing: The Issuer confirms that it has caused to be made or will cause to be made an application for the Programme to be listed on the SGX-ST. In connection with such application, the Issuer agrees:-

          (1) on the date of this Agreement (or as soon as practicable thereafter) to supply to the SGX-ST copies of the Information Memorandum and such other documents, information and undertakings as may be required for the purpose of obtaining such listing; and

          (2) to use its best endeavours procure that the Information Memorandum shall be approved by the SGX-ST.

(B) Maintenance of Listings: The Issuer agrees to use all reasonable endeavours to maintain such listing for so long as any Notes which are or are to be listed on the SGX-ST are outstanding, to pay all fees and to deliver, publish, register and furnish (or procure that any such action is taken on its behalf) from time to time such further documents, information and undertakings (in addition to any already published or lodged with the SGX-ST) and publish all advertisements or other material as may be necessary or advisable in order to maintain the listing on the SGX-ST of the Programme.

(C) Announcements: The Issuer hereby authorises the Relevant Dealer(s) to arrange, on behalf and at the expense of, and after consultation with, the Issuer, for the publication on behalf of the Issuer of such particulars of the Programme or the Notes from time to time in such newspapers or otherwise and on such dates as are required by the Stock Exchange and otherwise as the Issuer may agree with the Relevant Dealer. The Issuer may also authorise the Arranger or any other Dealer specifically for such purpose.

(D) Alternative or No Listing: The Issuer agrees that if maintenance of such listing has become impossible or if in connection with any issue of the Notes, the Issuer and the Relevant Dealer(s) (or the Lead Manager in the case of a Syndicated Issue) agree to list such Notes on another stock exchange, it will use all reasonable endeavours to obtain and maintain a quotation for a listing of the Programme and/or such Notes, as the case may be, on another stock exchange or exchanges agreed between it and either (1) the Relevant Dealer(s) (in the case of Notes which have been issued and are outstanding) or (2) all Dealers (in relation to the Programme). This sub-Clause (D) shall be applied to any subsequent listing of the Programme or the Notes mutatis mutandis. In addition, the Issuer and the Relevant Dealer(s) may agree that an issue of the Notes be unlisted.


7.                AUTHORITY TO DISTRIBUTE DOCUMENTS

          Subject to Clause 8, the Issuer hereby authorises each of the Dealers on behalf of the Issuer to provide copies of the Information Memorandum (and such additional written information as the Issuer shall, in writing, provide to and authorise the Dealers so to use) to actual and potential purchasers of the Notes or of any interest therein or right in respect thereof. The foregoing authority shall extend to permit the provision of copies of some only of the documents for the time being comprising the Information Memorandum where the remainder of such documents at that time forming the Information Memorandum have already been previously provided to the same recipient.


8.        AGREEMENTS OF DEALERS

(A) No Distribution: Each Dealer agrees not to offer, sell or deliver any Note or any interest therein or right in respect thereof, or to distribute the Information Memorandum or any other document, to any person or in or from any jurisdiction except in such manner and in such circumstances as will result in compliance with all applicable laws, regulations and authorisations issued thereunder. Each Dealer will moreover comply, at its own expense, with the restrictions set out in Appendix 7. Each Dealer will keep the Issuer indemnified against any losses, liabilities, costs, claims, charges, actions, demands and expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur, or which may be made against it, as a result of or in relation to any unauthorised action by that Dealer or the failure by such Dealer to comply with the restrictions set out in this Clause or in Appendix 7. The provisions of Clause 5 with respect to the conduct and settlement of action shall apply mutatis mutandis to the indemnity set out in this Clause.

(B) Circulation of Material: Each Dealer agrees and undertakes that, in connection with the sale and distribution of the Notes, it will circulate the most up-to-date material which has been supplied by the Issuer pursuant to Clause 4(A)(13) above (and which has not been the subject of a notice of withdrawal by the Issuer).

(C) No representation: Except as expressly set out in the Information Memorandum, no Dealer is authorised to make any representation or to use any information in connection with the sale of any Note or any interest therein or right in respect thereof.

(D) Obtaining of Consents: Each Dealer agrees that it will obtain, and that the Issuer shall have no responsibility for obtaining, any consent, approval or permission required for the purchase, offer, sale or delivery of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in or from which any subscription, offer, sale or delivery or distribution of the Information Memorandum or any other document is made, except for the invocation of the exemption under Section 106C and/or Section 106D of the Companies Act for the offer of the Notes in Singapore, which shall, and the Issuer hereby agrees that such invocation shall, be the responsibility of the Issuer.

(E) Compliance and Procedures: Each Dealer purchasing any Notes shall comply with all other procedures relating to the issue and purchase of Notes set out in the Contracts.

9.        AUTHORITY OF ISSUER

          Unless herein otherwise specifically provided, any order, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if it is signed by any of the persons named in the list referred to in paragraph 3 of the Initial Documentation List, subject to any notification received by the Dealers from the Issuer in accordance with Clause 4(A)(17).


10.       COMMUNICATIONS

          All communications shall be by facsimile or in writing delivered by hand or sent by prepaid registered post or by telephone (but only where specifically provided). All communications by telephone shall be promptly confirmed by facsimile, provided that any failure so to confirm shall not invalidate the original communication. Each communication shall be made to the relevant party at the facsimile number or address or telephone number, in the case of a communication by facsimile or in writing, marked for the attention of, and in the case of a communication by telephone made to, the person from time to time designated in writing by that party to the other for the purpose. The initial telephone number, facsimile number, address and person so designated by the Issuer, the Arranger and the Dealer are set out below:-

          The Issuer

          ST Assembly Test Services Ltd,
          5, Yishun Street 23,
          Singapore 768442.

          Telephone Number: 751 1822/751 1851
          Facsimile Number: 755 1585/755 3153
          Attention: Mr Tan Lay Koon/Ms Pearlyne Wang


          The Arranger

          Citicorp Investment Bank (Singapore) Limited,
          3, Temasek Avenue, #17-00,
          Centennial Tower,
          Singapore 039190.

          Telephone Number: 328 5172/5505
          Facsimile Number: 328 5663
          Attention: Mr Tan Kee Phong/Ms Donna Kng/Mr Daniel Tay


          The Dealer

          Citicorp Investment Bank (Singapore) Limited,
          3, Temasek Avenue, #15-00,
          Centennial Tower,
          Singapore 039190.

          Telephone Number: 328 2800
          Facsimile Number: 222 7921
          Attention: Ms Cynthia Teong/Ms Christina Lim

A communication will be deemed received (if by telephone) when made, (if by facsimile) when despatched and receipt in good order is acknowledged by telephone, (if in writing by hand) when left at the address required by this Clause or (if in writing sent by prepaid registered post) within two days after being sent by prepaid registered post addressed to the relevant party at that address, in each case in the manner required by this Clause. Every communication shall be irrevocable unless not acted upon.


11.       STATUS OF THE DEALERS AND THE ARRANGER


(A) Dealers' Obligations Several: Save as provided in the relevant Subscription Agreement, the obligations of the Dealers under this Agreement are several and not joint.

(B) Exoneration: Without prejudice to each Dealer's obligations under Clause 8, none of the Dealers or the Arranger will be responsible to any other Dealer for the adequacy, accuracy or completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, any Pricing Supplement, the Contracts or any information provided in connection with the Programme.

(C) Responsibilities: Each of the Dealers confirms that, in relation to each other Dealer and the Arranger, it has itself been, and will at all times continue to be (based on information which it has deemed sufficient), solely responsible for making its own independent investigation and appraisal of the business, financial condition, creditworthiness, prospects, status and affairs of the Issuer and its subsidiaries and assuring itself of the nature and suitability to such Dealer of all legal, tax and accounting matters and all documentation in connection with the Programme or any Tranche.

(D) Role of the Arranger: The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement.


12.       TIME

          Time shall be of the essence of the terms of this Agreement.


13.       FEES, EXPENSES AND STAMP DUTIES

(A) Arrangement Fee: The Issuer agrees to pay to the Arranger an arrangement fee (including any goods and services and other taxes or duties thereon) in the amount, at the time and in the manner stated in a letter dated 22nd May, 2001 from the Arranger to the Issuer and countersigned by the Issuer.

(B)       Expenses and Stamp Duties: The Issuer agrees to:-

          (1) Enforcement Expenses: pay to the Arranger and each Dealer, on demand, all costs and expenses (including, without limitation, goods and services tax and any other taxes or duties thereon and any legal fees) incurred by the Arranger or, as the case may be, that Dealer in enforcing any rights under this Agreement or any Notes;

          (2) Expenses: pay to the Arranger and each Dealer (a) all reasonable costs and expenses incurred in or in connection with the performance of the Issuer's obligations hereunder, including (without limitation) (i) all expenses incurred in connection with the issue, authentication, packaging and initial delivery of the Notes and the preparation and printing of Temporary Global Notes, the Permanent Global Notes, the Definitive Notes, the Contracts, the Information Memorandum and all amendments and supplements thereto and any other document relating to the issue and delivery of the Notes and (ii) the cost of any advertising agreed by the Issuer in connection with the issue of the Notes and (b) all fees and expenses payable to any Stock Exchange in connection with or relating to the listing of the Programme and the Notes on such Stock Exchange and all the fees and charges of the Depository; and

          (3) Stamp and Other Duties: indemnify and hold the Arranger and the Dealers harmless against any documentary, stamp, goods and services, value added or similar transfer or issue tax, including any interest and penalties, on the issue of Temporary Global Notes, the Permanent Global Notes and Definitive Notes in accordance with the terms of this Agreement, and on the execution and delivery of the Contracts, or on the exchange of Temporary Global Notes or Permanent Global Notes for Definitive Notes.

(C) No Deduction or Withholding: All payments of fees and expenses hereunder will be made without any deduction or withholding for or on account of any taxes, duties or other levies (including, but not limited to, any taxes, duties or levies on the supply of goods and services). Where any services or supplies supplied under this Agreement falls within the ambit of the Goods and Services Act, Chapter 117A of Singapore, the party making payments for such services or supplies shall also pay the applicable goods and services tax.


14.       ACCESSIONS AND TERMINATION

(A) Additional Dealers: The Issuer may from time to time appoint one or more additional Dealers upon the terms of this Agreement. Any such appointment of a Dealer may be in respect of a single Tranche or the whole Programme. Upon any person who is not a Programme Dealer (1) entering into a Subscription Agreement or (2) receiving a letter substantially in the form of Appendix 8 duly countersigned by the Issuer, such person shall become a party to this Agreement as a Dealer vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer hereunder, provided that such authority, rights, powers, duties and obligations shall be limited to those that accrue in connection with the Tranche in respect of which such person is appointed Dealer and shall not extend to those that relate to Programme Dealers unless such person is appointed as a Programme Dealer.

(B) Termination: (1) The Issuer may at any time terminate this Agreement by giving not less than 30 days' notice to the Dealers, the Issuing and Paying Agent and the Trustee.

     (2) The Issuer may terminate this Agreement with respect to any Dealer by giving not less than 30 days' notice to such Dealer, the Issuing and Paying Agent and the Trustee. Any party may terminate this Agreement with respect to itself by giving not less than 30 days' notice to the other parties, the Issuing and Paying Agent and the Trustee.

     (3) Notwithstanding paragraphs (1) and (2) above, any settlement with respect to Notes placed by a Dealer occurring after termination of this Agreement shall be made in accordance with this Agreement.

(C) Rights Accrued: No such termination shall, in any event, affect any rights or obligations accrued or incurred as at the effective date of termination or which accrue thereafter in relation to any act or omission which occurred prior to such termination. Without prejudice to the generality of the foregoing, the Issuer will, notwithstanding termination of this Agreement for any reason, remain responsible for the expenses to be paid or reimbursed by it pursuant to Clause 13 and all obligations of the Issuer under Clause 5, and all obligations of the Dealers under Clause 8 shall remain in effect. In addition, if any such termination occurs after the Issuer has accepted an offer to subscribe or procure the subscription of Notes and prior to the Issue Date in respect thereof, the obligations of the Issuer under Clauses 2 and 3 and the obligations of the Dealers under Clause 8 shall also remain in effect.


15.       BENEFIT OF AGREEMENT

(A) Benefit: This Agreement shall be binding upon and shall inure for the benefit of the Issuer, the Arranger and each Dealer and their respective successors and permitted assigns.

(B) Assignment and Transfer: The Dealers may assign or transfer their rights or obligations under this Agreement. If the Dealers assign their rights or transfer their obligations as provided in this Clause, the relevant assignee or transferee shall be treated as if it were a party to this Agreement with effect from the date on which such assignment or transfer takes effect; provided that any transfer shall only become effective when the Issuer has received an undertaking from the transferee to be bound by this Agreement and to perform the obligations transferred to it.


16.       INCREASE IN PROGRAMME LIMIT

(A) Notice of Increase: From time to time the Issuer may increase the Programme Limit by delivering to the Arranger, the Issuing and Paying Agent, the Agent Bank, the Trustee and each of the Programme Dealers the letter set out in Appendix 9, whereupon all references in the Contracts and the Procedures Memorandum shall be to the Programme Limit in the increased amount.

(B) Conditions Precedent: The right of the Issuer to increase the Programme Limit shall be subject to the Issuer having received the consent to the increase in the Programme Limit of the Board of the Issuer and all necessary consents, approvals, clearances and authorisations from any applicable regulatory authorities including the SGX-ST and to the production by the Issuer of a supplement to the Information Memorandum and any further or other documents required by the SGX-ST for the purpose of listing the Programme and/or the Notes.


17.       COUNTERPARTS

          This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


18.       GOVERNING LAW

          This Agreement is, and every agreement for the issue and subscription of Notes pursuant to Clause 2 shall be, governed by and construed in accordance with the laws of Singapore.

                                A P P E N D I X  1



                           INITIAL DOCUMENTATION LIST


1. A certified copy of each of (1) the certificate of incorporation of the Issuer and (2) the Memorandum and Articles of Association of the Issuer.

2. A certified copy of the resolutions of the Board of Directors of the Issuer authorising (1) the establishment of the Programme, (2) the execution, delivery and performance of the Contracts and (3) appropriate persons to execute and deliver the Contracts on behalf of the Issuer and to take any action on behalf of the Issuer in connection with the Contracts, including the issue of the Notes in accordance with Clause 2.

3. A certified list of names, titles and specimen signatures of the persons authorised on behalf of the Issuer:-

          (1) to execute the Contracts, the Notes (as appropriate) to be issued pursuant to Clause 2 and any agreements entered into pursuant to Clause 2;

          (2) to sign or give or deliver all notices and other documents to be delivered in connection with the Contracts and the Notes to be issued pursuant to Clause 2; and

          (3) to take any other action in relation to the Contracts and the Notes to be issued pursuant to Clause 2.

4. Certified copies of all consents required by the Issuer for the establishment of the Programme, the issue and payment of the Notes and the execution, delivery and performance of the Contracts or, if no such consents are necessary, a certificate to that effect from a person duly authorised by the Issuer so to certify.

5. A legal opinion addressed to the Arranger and the Dealers dated on or after the date of this Agreement, in such form and with such contents as the Arranger may require from Allen & Gledhill.

6. The Agency Agreement duly executed and delivered by the parties thereto.

7.        The Trust Deed duly executed and delivered by the parties thereto.

8. The Depository Agreement duly executed and delivered by the parties thereto.

9.        The Deed of Covenant duly executed and delivered by the Issuer.

10. Copies of the Information Memorandum in such numbers as agreed with the Issuer.

                                A P P E N D I X  2



                           FORM OF PRICING SUPPLEMENT




Pricing Supplement


                         [LOGO, if document is printed]


                          ST ASSEMBLY TEST SERVICES LTD
               (Incorporated with limited liability in Singapore)

                                  S$500,000,000
                    Multicurrency Medium Term Note Programme


                                 SERIES NO: [ ]
                                 TRANCHE NO: [ ]
                     [Brief Description and Amount of Notes]
                           Issue Price : [ ] per cent.


                        [Publicity Name(s) of Dealer(s)]












The date of this Pricing Supplement is [        ].

This Pricing Supplement relates to the Tranche of Notes referred to above.

Where interest is derived from any Notes by any person who is not resident in Singapore and who carries on any operations in Singapore through a permanent establishment in Singapore, the tax exemption available under Section13(1)(a) of the Income Tax Act, Chapter 134 of Singapore shall not apply if such person acquires such Notes using the funds and profits of such person's operations through a permanent establishment in Singapore. Any person whose interest derived from the Notes is not exempt from tax shall include such interest in a return of income made under the Income Tax Act, Chapter 134 of Singapore.


Signed:
        ----------------------------------------
              Duly Authorised Officer

The terms of the Notes and additional provisions relating to their issue are as follows:-

     [Include whichever of the following apply]

1.   Series No.:                                 [        ]

2.   Tranche No.:                                [        ]

3.   Currency:                                   [        ]

4.   Principal Amount of Series:                 [        ]

5.   Principal Amount of Tranche:                [        ]

6.   Denomination Amount:                        [        ]

7.   Calculation Amount (if different
     from Denomination Amount):                  [        ]

8.   Issue Date:                                 [        ]

9.   Redemption Amount                           [Denomination Amount/
     (including early redemption):               [others]]

10.  Interest Basis:                             [Fixed Rate/Floating Rate/
                                                 Variable Rate/Hybrid]

11.  Interest Commencement Date:                 [        ]

12.  Fixed Rate Note

     (a)  Maturity Date:                         [        ]

     (b)  Fixed Rate Day Basis:                  [        ]

     (c)  Reference Date(s):                     [        ]

     (d)  Initial Broken Amount:                 [        ]

     (e)  Final Broken Amount:                   [        ]

     (f)  Interest Rate:                         [ ] per cent. per annum

13.  Floating Rate Note

     (a)  Redemption Month:                      [month and year]

     (b)  Interest Determination Date:           [        ]

     (c)  FRN Day Basis:                         [        ]

     (d)  Interest Period:                       [        ]

     (e)  Benchmark:                             [SIBOR, Swap Rate or other
                                                 benchmark]

     (f)  Primary Source:                        [Specify relevant screen page
                                                 or "Reference Banks"]

     (g)  Reference Banks:                       [Specify three]

     (h)  Spread:                                [ ] per cent. per annum

14.  Variable Rate Note

     (a)  Redemption Month:                      [month and year]

     (b)  Interest Determination Date:           [        ]

     (c)  VRN Day Basis:                         [        ]

     (d)  Interest Period:                       [        ]

     (e)  Benchmark:                             [SIBOR, Swap Rate or other
                                                 benchmark]

     (f)  Primary Source:                        [Specify relevant screen page
                                                 or "Reference Banks"]

     (g)  Reference Banks:                       [Specify three]

     (h)  Spread:                                [ ] per cent. per annum

15.  Hybrid Note

     (a)  Fixed Rate Period:                     [        ]

     (b)  Floating Rate Period:                  [        ]

     (c)  Maturity Date:                         [        ]

     (d)  Redemption Month:                      [month and year]

     (e)  Interest Determination Date:           [        ]

     (f)  Fixed Rate Day Basis:                  [        ]

     (g)  FRN Day Basis:                         [        ]

     (h)  Reference Date(s):                     [        ]

     (i)  Initial Broken Amount:                 [        ]

     (j)  Final Broken Amount:                   [        ]

     (k)  Interest Rate:                         [ ] per cent. per annum

     (l)  Interest Period:                       [        ]

     (m)  Benchmark:                             [SIBOR, SWAP RATE or other]

     (n)  Primary Source:                        [specify relevant screen page
                                                 or "Reference Banks"]

     (o)  Reference Banks:                       [specify three]

     (p)  Spread:                                [ ] per cent. per annum

16.  Issuer's Redemption Option:                 [Yes/No]
     Issuer's Redemption Option Period:          [Specify maximum and minimum
     (Condition 5(d)):                           number of days for notice
                                                 period]
                                                 [Specify Dates]

17.  Noteholders' Redemption Option:             [Yes/No]
     Noteholders' Redemption Option Period:      [Specify maximum and minimum
     (Condition 5(e)(i)):                        number of days for notice
                                                 period]
                                                 [Specify Dates]

18.  Issuer's Purchase Option:                   [Yes/No]

     Issuer's Purchase Option Period:            [Specify maximum and
     (Condition 5(b)):                           minimum number of days for
                                                 notice period]
                                                 [Specify Dates]

19.  Noteholders' VRN Purchase Option:           [Yes/No]
     Noteholders' VRN Purchase Option Period:    [Specify maximum and
     (Condition 5(c)(i)):                        minimum number of days for
                                                 notice period]
                                                 [Specify Dates]

20.  Noteholders' Purchase Option:               [Yes/No]
     Noteholders' Purchase Option Period:        [Specify maximum and
     (Condition 5(c)(ii)):                       minimum number of days for
                                                 notice period]
                                                 [Specify Dates]

21.  Redemption for Taxation Reasons:            [Yes/No]
                                                 [on [insert other dates of
                                                 redemption not on interest
                                                 payment dates]]

22.  Notes to be represented on issue by:        [Temporary Global Note/
                                                 Permanent Global Note.  If
                                                 nothing is specified and this
                                                 Pricing Supplement does not
                                                 specify that the TEFRA C Rules
                                                 apply, Notes will be
                                                 represented initially by a
                                                 Temporary Global Note]

23.  Temporary Global Note
     exchangeable for Definitive Notes:          [Yes/No]

24.  Temporary Global Note exchangeable
     for Permanent Global Note:                  [Yes/No]

25.  Listing:                                    [        ]

26.  Notes to be cleared through The             [Yes/No]
     Central Depository (Pte) Limited

27.  Method of issue of Notes:                   [Individual Dealer/
                                                 Syndicated Issue]

28.  The following Dealer(s) [is/are]            [insert legal name(s) of
     subscribing the Notes:                      Dealer(s)]

29.  The aggregate principal amount of           S$[        ]
     Notes issued has been translated in

     Singapore Dollars at the rate of
     [        ] producing a sum of
     (for Notes not denominated in
     Singapore Dollars):

30.  Other terms:

Details of any additions or variations to terms and conditions of the Notes as set out in the Information Memorandum:

Any additions or variations to the selling restrictions:

                                A P P E N D I X  3



                              PROCEDURES MEMORANDUM













           -----------------------------------------------------------


                              PROCEDURES MEMORANDUM

                                   relating to

                          ST ASSEMBLY TEST SERVICES LTD
                                  S$500,000,000
                    MULTICURRENCY MEDIUM TERM NOTE PROGRAMME


           -----------------------------------------------------------












                              [ALLEN&GLEDHILL LOGO]
                             36 Robinson Road #18-01
                                   City House
                                Singapore 068877
                                 C O N T E N T S

CLAUSE                                    TITLE                                             PAGE
------                                    -----                                             ----

               PROCEDURES MEMORANDUM                                                          35

               OPERATING PROCEDURES                                                           36

A.             RESPONSIBILITIES OF THE ISSUING AND PAYING AGENT                               36

B.             RESPONSIBILITIES OF EACH DEALER/LEAD MANAGER                                   36

C.             RESPONSIBILITY OF THE ISSUER                                                   36

D.             RESPONSIBILITY OF THE ISSUER, LEAD MANAGER
                AND MANAGERS                                                                  37

E.             SETTLEMENT                                                                     37

               ANNEX A   -                                                                    38

               PART I    -   SETTLEMENT PROCEDURES FOR
                              NON-SYNDICATED ISSUES                                           38

               PART II   -   SETTLEMENT PROCEDURES FOR
                              SYNDICATED ISSUES                                               43

               ANNEX B   -   FORM OF DEALER'S CONFIRMATION
                              TO ISSUER FOR NON-SYNDICATED ISSUES                             48

               ANNEX C   -   FORM OF ISSUER'S CONFIRMATION
                              TO ISSUING AND PAYING AGENT
                              AND DEALER FOR NON-SYNDICATED ISSUES                            49

                              PROCEDURES MEMORANDUM

          This is the Procedures Memorandum referred to in the Programme Agreement (as defined below), which sets out the administrative and operative procedures and guidelines to be followed in relation to issues of Notes pursuant to the S$500,000,000 Multicurrency Medium Term Note Programme (the "Programme") established by ST Assembly Test Services Ltd (the "Issuer") under the Programme Agreement for the issue of debt securities (the "Notes").

          The documentation for the Programme provides for the issue of Notes denominated in Singapore Dollars, United States dollars, Australian dollars, Canadian dollars, Dutch guilders, Euro, Hong Kong dollars, Italian lire or Japanese yen or in any currency or currencies as may be agreed between the Issuer and the relevant Dealer (subject to compliance with all relevant laws, regulations and directives) on one or more of the following interest payment bases:-

          (a)  Fixed Rate Notes;

          (b)  Floating Rate Notes;

          (c)  Variable Rate Notes; and/or

          (d)  Hybrid Notes,

and on such other terms as may be agreed between the Issuer and the Relevant Dealer(s).

          Terms used herein (including the definitions of "Arranger" and "Dealers") shall have the respective meanings given to them in the Programme Agreement (as amended, varied or supplemented, the "Programme Agreement") dated 10th January, 2002 and made between the Issuer, the Arranger and the Dealers named therein and in the Trust Deed (as amended, varied or supplemented, the "Trust Deed") dated 10th January, 2002 and made between the Issuer and British and Malayan Trustees Limited (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed). An Agency Agreement (as amended, varied or supplemented, the "Agency Agreement") dated 10th January, 2002 has been entered into in relation to the Notes between the Issuer, Citicorp Investment Bank (Singapore) Limited, as issuing and paying agent and agent bank, and the Trustee.

                              OPERATING PROCEDURES

          Dealers must confirm all trades directly with the Issuer, the Agent Bank (if not itself the Dealer) and the Issuing and Paying Agent.


A.        RESPONSIBILITIES OF THE ISSUING AND PAYING AGENT

          The Issuing and Paying Agent will, in addition to the responsibilities in relation to settlement described in Annex A hereto, be responsible for the following:-

          (i) in the case of Notes which are to be listed on a Stock Exchange, distributing to the relevant Stock Exchange such number of copies of the Pricing Supplements as it may reasonably require; and

          (ii) in the case of Notes which are to be listed on a Stock Exchange, immediately notifying the Issuer and the Relevant Dealer(s), as the case may be, if at any time the Issuing and Paying Agent is notified by the Issuer or the relevant Stock Exchange that the listing of the Notes to be issued has been refused or otherwise will not take place.

B.        RESPONSIBILITIES OF EACH DEALER/LEAD MANAGER

          Each Dealer or, as the case may be, the Lead Manager which agrees to purchase Notes from the Issuer will be responsible for the following:-

          (i) in the case of non-Syndicated Issues, preparing a confirmation (substantially in the form of Annex B hereto) giving details of the Notes to be issued;

          (ii) preparing a Pricing Supplement (the form of which is set out in Appendix 2 to the Programme Agreement) in respect of each Tranche of Notes;

          (iii) in the case of non-Syndicated Issues, each Dealer will be responsible for notifying the Issuing and Paying Agent upon completion of the distribution of the Notes purchased by that Dealer and, in the case of Syndicated Issues, the Lead Manager will be responsible for notifying the Issuing and Paying Agent upon completion of the distribution of the Notes of such issue; and

          (iv) completing and submitting a Return on Debt Securities (in respect of each Tranche or Series) to the Monetary Authority of Singapore and the Inland Revenue Authority of Singapore within ten working days (excluding Saturdays and Sundays) from the date of issue of each Tranche or Series.


C.        RESPONSIBILITY OF THE ISSUER

          The Issuer will:-

          (i) (in the case of non-Syndicated Issues) send to the Dealer a duly signed confirmation (substantially in the form of Annex C hereto), approving the Pricing Supplement; and

          (ii) sign and return to the Dealer/Lead Manager the Return on Debt Securities referred to above.

D.        RESPONSIBILITY OF THE ISSUER, LEAD MANAGER AND MANAGERS

          In the case of Syndicated Issues, the Issuer, the Lead Manager and the Managers will cause to be prepared and agreed the Subscription Agreement.


E.        SETTLEMENT

          The settlement procedures set out in Annex A hereto shall apply, as guidelines, to each issue of Notes (Part I in the case of non-Syndicated Issues and Part II in the case of Syndicated Issues), unless otherwise agreed between the Issuer, the Issuing and Paying Agent and the Relevant Dealer(s) or the Lead Manager, as the case may be.

                                   A N N E X  A



                                     PART I


                 SETTLEMENT PROCEDURES FOR NON-SYNDICATED ISSUES

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
[to be agreed for                                   The Issuer may agree terms
each issue of Notes]                                with one or more of the
                                                    Dealer(s) for the issue and
                                                    subscription of Notes.

[to be agreed for                                   The Issuer obtains, with the
each issue of Notes]                                assistance of the Relevant
                                                    Dealer(s), all necessary
                                                    governmental and regulatory
                                                    approvals and consents for
                                                    the issue of Notes and
                                                    delivers any such approvals
                                                    and consents to the Relevant
                                                    Dealer(s).


no later than Issue        3.00 p.m.                Each Dealer which has
Date minus 3                                        reached agreement with the
                                                    Issuer by telephone confirms
                                                    the terms of the agreement
                                                    to the Issuer by facsimile
                                                    (substantially in the form
                                                    set out in Annex B)
                                                    (including the attached
                                                    Pricing Supplement) and
                                                    copies the facsimile to the
                                                    Issuing and Paying Agent,
                                                    the Agent Bank (if
                                                    different) and the Trustee.

no later than Issue        2.00 p.m.                The Issuer confirms its
Date minus 2                                        instructions to the
                                                    Issuing and Paying Agent by
                                                    facsimile with a copy to the
                                                    Agent Bank (if different)
                                                    and the Trustee and its
                                                    agreement with the Relevant
                                                    Dealer(s) by facsimile
                                                    (substantially in the form
                                                    set out in Annex C) and the
                                                    Issuer signs and returns
                                                    therewith the Pricing
                                                    Supplement as attached to
                                                    the Dealer's confirmation
                                                    (the "Confirmation"). In the
                                                    case of any discrepancy
                                                    between such facsimile from
                                                    the Issuer and the facsimile
                                                    from the Dealer(s) to the
                                                    Issuing and Paying Agent
                                                    referred to above, the

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
                                                    details set out in the
                                                    signed Pricing Supplement
                                                    shall (in the absence of
                                                    manifest error) be
                                                    conclusive evidence of the
                                                    agreement and shall be
                                                    binding on the parties
                                                    accordingly.

no later than Issue        3.00 p.m.                In the case of non-fixed
Date minus 2                                        rate Notes, the Issuing
                                                    and Paying Agent notifies
                                                    the Issuer, the Relevant
                                                    Dealer(s) and (in the case
                                                    of Notes which are to be
                                                    listed) the relevant Stock
                                                    Exchange by facsimile of the
                                                    interest rate for the first
                                                    interest period (if already
                                                    determined and notified to
                                                    the Issuing and Paying Agent
                                                    by the Agent Bank). Where
                                                    the interest rate has not
                                                    yet been determined, this
                                                    will be notified in
                                                    accordance with this
                                                    paragraph as soon as it has
                                                    been determined and notified
                                                    to the Issuing and Paying
                                                    Agent by the Agent Bank.

no later than Issue        5.00 p.m.                In the case of Notes which
Date minus 2                                        are to be listed, the
                                                    Issuing and Paying Agent
                                                    also notifies the relevant
                                                    Stock Exchange, or arranges
                                                    for the notification to the
                                                    relevant Stock Exchange by
                                                    the relevant listing agent,
                                                    by facsimile of details of
                                                    the Notes to be issued by
                                                    sending the Pricing
                                                    Supplement, once signed by
                                                    the Issuer, and received by
                                                    the Issuing and Paying
                                                    Agent.

no later than Issue        2.00 p.m.                In the case of Notes which
Date minus 1                                        are to be listed on the
                                                    SGX-ST, the Issuing and
                                                    Paying Agent sends three
                                                    copies of the Pricing
                                                    Supplement to the SGX-ST and
                                                    the Issuer pays the initial
                                                    listing fee to the SGX-ST.

no later than Issue        3.00 p.m.                In the case where the Notes
Date minus 1                                        are to be accepted for
                                                    clearance by the Depository,
                                                    the Relevant Dealer provides
                                                    the Depository with a
                                                    provisional list of the
                                                    Securities Accounts of the
                                                    Depository Agents and the
                                                    direct Securities Account
                                                    holders which are to be
                                                    credited with the Notes,
                                                    specifying the names,

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
                                                    NRIC/Passport Numbers,
                                                    Securities Account Numbers,
                                                    DA Codes as well as the
                                                    aggregate principal amount
                                                    of the Notes to be credited
                                                    to the Securities Accounts.

no later than Issue        3.45 p.m.                In the case where the Notes
Date minus 1                                        of any Tranche are initially
                                                    represented by a Global
                                                    Note, the Issuer executes
                                                    the Global Note for such
                                                    Tranche and delivers it to
                                                    the Issuing and Paying Agent
                                                    for authentication. The
                                                    Relevant Dealer(s)
                                                    instruct(s) its bank to pay
                                                    the subscription price to
                                                    such account of the Issuer
                                                    with such bank in the
                                                    principal financial centre
                                                    for the currency in which
                                                    the Notes are denominated as
                                                    the Issuer may have notified
                                                    to the Relevant Dealer(s)
                                                    for the purpose in the
                                                    Confirmation.

Issue Date                 2.00 p.m.                In the case of Notes which
                                                    are to be accepted for
                                                    clearance by the Depository,
                                                    upon receipt of appropriate
                                                    documentation and
                                                    instructions from the Issuer
                                                    and verification thereof,
                                                    the Issuing and Paying Agent
                                                    completes and authenticates
                                                    a Global Note. Following
                                                    payment to the Issuer of the
                                                    subscription price in
                                                    immediately available and
                                                    freely transferable funds or
                                                    (as the case may be) same
                                                    day funds to such account as
                                                    the Issuer shall have
                                                    notified to the Relevant
                                                    Dealer(s) for the purpose in
                                                    the Confirmation and, on the
                                                    receipt of confirmation from
                                                    the Issuer that it has
                                                    received the subscription
                                                    price due to it, the Issuing
                                                    and Paying Agent delivers
                                                    the Global Note to the
                                                    Depository.

                                                    The Relevant Dealer delivers
                                                    to the Depository the final
                                                    list of the Securities
                                                    Accounts of the Depository
                                                    Agents and the direct
                                                    Securities Account holders
                                                    which are to be credited
                                                    with the Notes, specifying
                                                    the names, NRIC/Passport
                                                    Numbers,

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
                                                    Securities Account Numbers,
                                                    DA Codes as well as the
                                                    aggregate principal amount
                                                    of the Notes to be credited
                                                    to the Securities Accounts.

                                                    In the case of Notes which
                                                    are not to be accepted for
                                                    clearance by the Depository,
                                                    the Issuing and Paying Agent
                                                    completes and authenticates
                                                    a Global Note. Following
                                                    payment to the Issuer of the
                                                    subscription price in
                                                    immediately available and
                                                    freely transferable funds or
                                                    (as the case may be) same
                                                    day funds to such account as
                                                    the Issuer shall have
                                                    notified to the Relevant
                                                    Dealer(s) for the purpose in
                                                    the Confirmation and, on the
                                                    receipt of confirmation from
                                                    the Issuer that it has
                                                    received the subscription
                                                    price due to it, the Issuing
                                                    and Paying Agent delivers
                                                    the Global Note to the
                                                    Relevant Dealer(s).

                                                    In any other cases, the
                                                    delivery of, and payment
                                                    for, Notes will be made in
                                                    the manner agreed between
                                                    the Issuer and the Relevant
                                                    Dealer(s).

On or subsequent to                                 The Issuing and Paying Agent
the Issue Date                                      notifies the Issuer of the
                                                    issue of Notes giving
                                                    details of the Temporary
                                                    Global Note or (as the case
                                                    may be) Permanent Global
                                                    Note and the principal
                                                    amount represented thereby.

                                                    In the case where the Notes
                                                    are not to be accepted for
                                                    clearance by the Depository
                                                    and are initially
                                                    represented by a Temporary
                                                    Global Note, the Relevant
                                                    Dealer procures the
                                                    preparation of Definitive
                                                    Notes.

                                                    The Issuing and Paying Agent
                                                    notifies the Singapore
                                                    Exchange Securities Trading
                                                    Limited, in the case of
                                                    Notes which are to be listed
                                                    on the SGX-ST (and in
                                                    respect of which a copy of
                                                    the Pricing Supplement has
                                                    been delivered to the
                                                    SGX-ST), the issue for any
                                                    reason does not proceed.

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
Within 10 working                                   The Issuer and Relevant
days from the Issue                                 Dealer(s) sign the Return on
Date (excluding                                     Debt Securities and Relevant
Saturdays and                                       Dealer(s) submits a duly
Sundays)                                            completed Return on Debt
                                                    Securities in respect of the
                                                    Notes to the Monetary
                                                    Authority of Singapore and
                                                    the Inland Revenue Authority
                                                    of Singapore.

Explanatory Notes

(a) Each day is a day (other than Saturday or Sunday) on which commercial banks are open for business in Singapore.

(b)  The Issue Date must be a business day as defined in the Notes.

(c) Times given are approximate times for the taking of the action in question and are references to Singapore time.

                                     PART II


                   SETTLEMENT PROCEDURES FOR SYNDICATED ISSUES


DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
[to be agreed for                                   The Issuer may, subject to
each issue of Notes]                                the execution of the
                                                    Subscription Agreement
                                                    referred to below, agree
                                                    terms with a Dealer (which
                                                    expression in this Part II
                                                    includes any entity to be
                                                    appointed as a dealer under
                                                    the Subscription Agreement
                                                    referred to below) (the
                                                    "Lead Manager") for the
                                                    issue and purchase of Notes
                                                    to be subscribed pursuant to
                                                    a Subscription Agreement
                                                    (whether pursuant to an
                                                    unsolicited bid by such Lead
                                                    Manager or pursuant to an
                                                    enquiry by the Issuer). The
                                                    Lead Manager may invite
                                                    other Dealers (new or
                                                    additional) to join an
                                                    underwriting syndicate on
                                                    the basis of an invitation
                                                    telex agreed between the
                                                    Issuer and the Lead Manager
                                                    and on the terms of the
                                                    Pricing Supplement referred
                                                    to below and the
                                                    Subscription Agreement. The
                                                    Lead Manager and any such
                                                    Dealers are together
                                                    referred to as the
                                                    "Managers".

[to be agreed for                                   The Issuer obtains, with the
each issue of Notes]                                assistance of the Lead
                                                    Manager, all necessary
                                                    governmental and regulatory
                                                    approvals and consents for
                                                    the issue of Notes and
                                                    delivers any such approvals
                                                    and consents to the Lead
                                                    Manager.

no later than Issue                                 The Issuer and the Lead
Date minus 10 (or                                   Manager agree a form of
such number of days                                 Manager and the Pricing
agreed between the                                  Supplement (substantially in
Issuer, the Lead)                                   the form of Issuing and
Manager and the                                     Paying Appendix 2 to the
Issuing and Paying                                  Programme Agreement). A
Agent)                                              draft Agent) Subscription
                                                    Agreement (substantially in
                                                    the and form of Appendix 4
                                                    to the Programme Agreement
                                                    or such other form as may be
                                                    agreed between the Issuer
                                                    and the Lead Manager) is
                                                    also

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
                                                    prepared and agreed. The
                                                    Lead Manager sends a copy of
                                                    the draft Subscription
                                                    Agreement to any other
                                                    Manager at least two
                                                    business days before the
                                                    Subscription Agreement is
                                                    intended to be signed. At
                                                    the same time the Lead
                                                    Manager sends a copy of the
                                                    Information Memorandum and
                                                    Programme Agreement
                                                    (together with such other
                                                    items from the Initial
                                                    Documentation List as the
                                                    Lead Manager deems
                                                    appropriate) to any other
                                                    Manager which has not
                                                    previously received such
                                                    documents. The Subscription
                                                    Agreement and the Pricing
                                                    Supplement are agreed and
                                                    executed and copies of the
                                                    Subscription Agreement and
                                                    the Pricing Supplement are
                                                    sent by facsimile to the
                                                    Issuing and Paying Agent.

no later than Issue        3.00 p.m.                In the case of non-fixed
Date minus 2                                        rate Notes, the Issuing and
                                                    Paying Agent notifies the
                                                    Issuer, the Lead Manager and
                                                    (in the case of Notes which
                                                    are to be listed) the
                                                    relevant Stock Exchange by
                                                    facsimile of the interest
                                                    rate for the first interest
                                                    period (if already
                                                    determined and notified to
                                                    the Issuing and Paying Agent
                                                    by the Agent Bank). Where
                                                    the interest rate has not
                                                    yet been determined, this
                                                    will be notified in
                                                    accordance with this
                                                    paragraph as soon as it has
                                                    been determined and notified
                                                    to the Issuing and Paying
                                                    Agent by the Agent Bank.

no later than Issue        5.00p.m.                 In the case of Notes which
Date minus 2                                        are to be listed, the
                                                    Issuing and Paying Agent
                                                    also notifies the relevant
                                                    Stock Exchange, or arranges
                                                    for the notification to the
                                                    relevant Stock Exchange by
                                                    the relevant listing agent,
                                                    by facsimile of details of
                                                    the Notes to be issued by
                                                    sending the Pricing
                                                    Supplement, once signed by
                                                    the Issuer, and received by
                                                    the Issuing and Paying
                                                    Agent.

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
no later than Issue        2.00 p.m.                In the case of Notes which
Date minus 1                                        are to be listed on the
                                                    SGX-ST, the Issuing and
                                                    Paying Agent sends three
                                                    copies of the Pricing
                                                    Supplement to the SGX-ST and
                                                    the Issuer pays the initial
                                                    listing fee to the SGX-ST.

no later than Issue        3.00 p.m.                In the case where the Notes
Date minus 1                                        are to be accepted for
                                                    clearance by the Depository,
                                                    the Lead Manager provides
                                                    the Depository with a
                                                    provisional list of the
                                                    Securities Accounts of the
                                                    Depository Agents and the
                                                    direct Securities Account
                                                    holders which are to be
                                                    credited with the Notes,
                                                    specifying the names,
                                                    NRIC/Passport Numbers,
                                                    Securities Account Numbers,
                                                    DA Codes as well as the
                                                    aggregate principal amount
                                                    of the Notes to be credited
                                                    to the Securities Accounts.

no later than Issue        3.45 p.m.                In the case where the Notes
Date minus 1                                        of any Tranche are initially
                                                    represented by a Global
                                                    Note, the Issuer executes
                                                    the Global Note for such
                                                    Tranche and delivers it to
                                                    the Issuing and Paying Agent
                                                    for authentication. The Lead
                                                    Manager instruct(s) its bank
                                                    to pay the subscription
                                                    price to such account of the
                                                    Issuer with such bank in the
                                                    principal financial centre
                                                    for the currency in which
                                                    the Notes are denominated as
                                                    the Issuer may have notified
                                                    to the Lead Manager for the
                                                    purpose.

Issue Date                 2.00 p.m.                In the case of Notes which
                                                    are to be accepted for
                                                    clearance by the Depository,
                                                    upon receipt of appropriate
                                                    documentation and
                                                    instructions from the Issuer
                                                    and verification thereof,
                                                    the Issuing and Paying Agent
                                                    completes and authenticates
                                                    a Global Note. Following
                                                    payment to the Issuer of the
                                                    subscription price in
                                                    immediately available and
                                                    freely transferable funds or
                                                    (as the case may be) same
                                                    day funds to such account as
                                                    the Issuer

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------

                                                    shall have notified to the
                                                    Lead Manager for the purpose
                                                    and, on the receipt of
                                                    confirmation from the Issuer
                                                    that it has received the
                                                    subscription price due to
                                                    it, the Issuing and Paying
                                                    Agent delivers the Global
                                                    Note to the Depository.

                                                    The Lead Manager delivers to
                                                    the Depository the final
                                                    list of the Securities
                                                    Accounts of the Depository
                                                    Agents and the direct
                                                    Securities Account holders
                                                    which are to be credited
                                                    with the Notes, specifying
                                                    the names, NRIC/Passport
                                                    Numbers, Securities Account
                                                    Numbers, DA Codes as well as
                                                    the aggregate principal
                                                    amount of the Notes to be
                                                    credited to the Securities
                                                    Accounts.

                                                    In the case of Notes which
                                                    are not to be accepted for
                                                    clearance by the Depository,
                                                    the Issuing and Paying Agent
                                                    completes and authenticates
                                                    a Global Note. Following
                                                    payment to the Issuer of the
                                                    subscription price in
                                                    immediately available and
                                                    freely transferable funds or
                                                    (as the case may be) same
                                                    day funds to such account as
                                                    the Issuer shall have
                                                    notified to the Lead Manager
                                                    for the purpose in the
                                                    Confirmation and, on the
                                                    receipt of confirmation from
                                                    the Issuer that it has
                                                    received the subscription
                                                    price due to it, the Issuing
                                                    and Paying Agent delivers
                                                    the Global Note to the Lead
                                                    Manager.

                                                    In any other cases, the
                                                    delivery of, and payment
                                                    for, Notes will be made in
                                                    the manner agreed between
                                                    the Issuer and the Lead
                                                    Manager.

On or subsequent to                                 The Issuing and Paying Agent
the Issue Date                                      notifies the Issuer of the
                                                    issue of Notes giving
                                                    details of the Temporary
                                                    Global Note or (as the case
                                                    may be) Permanent Global
                                                    Note and the principal
                                                    amount represented thereby.

DAY                        LATEST TIME                      ACTION
---                        -----------                      ------
                                                    In the case where the Notes
                                                    are not to be accepted for
                                                    clearance by the Depository
                                                    and are initially
                                                    represented by a Temporary
                                                    Global Note, the Lead
                                                    Manager procures the
                                                    preparation of Definitive
                                                    Notes.

                                                    The Issuing and Paying Agent
                                                    notifies the SGX-ST, in the
                                                    case of Notes which are to
                                                    be listed on the SGX-ST (and
                                                    in respect of which a copy
                                                    of the Pricing Supplement
                                                    has been delivered to the
                                                    SGX-ST), if the issue for
                                                    any reason does not proceed.

Within 10 working days                              The Issuer and the Lead
from the Issue Date                                 Manager sign the Return on
(excluding Saturdays                                Debt Securities and the Lead
and Sundays)                                        Manager submits a duly
                                                    completed Return on Debt
                                                    Securities in respect of the
                                                    Notes to the Monetary
                                                    Authority of Singapore and
                                                    the Inland Revenue Authority
                                                    of Singapore.

Explanatory Notes

(a) Each day is a day (other than Saturday or Sunday) on which commercial banks are open for business in Singapore.

(b)  The Issue Date must be a business day as defined in the Notes.

(c) Times given are approximate times for the taking of the action in question and are references to Singapore time.

                                  A N N E X  B


        FORM OF DEALER'S CONFIRMATION TO ISSUER FOR NON-SYNDICATED ISSUES


To:  ST Assembly Test Services Ltd,
     5, Yishun Street 23,
     Singapore 768442.
                                                                          [date]
     Attention: [       ]

[N.B. - If the Relevant Dealer is not a Programme Dealer, the provisions of the Dealer Accession Letter may be inserted here.]


Dear Sirs,

                          ST ASSEMBLY TEST SERVICES LTD
             S$500,000,000 Multicurrency Medium Term Note Programme

          We hereby confirm the agreement for the issue to us of Notes forming part of the above Programme in accordance with the terms of the Programme Agreement dated 10th January, 2002 (as amended, varied or supplemented from time to time) and with the terms specified in the attached Pricing Supplement.

          [Agree additional conditions precedent.]

          Please confirm your agreement to the terms of issue by signing and faxing to us a copy of the following Pricing Supplement (with the original to follow). Please also fax a copy of the Pricing Supplement to the Issuing and Paying Agent.

          This letter is governed by, and shall be construed in accordance with, the laws of Singapore.



                                                      Yours faithfully,
                                                    For and on behalf of
                                                      [Name of Dealer]


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


[attach Pricing Supplement]

                                  A N N E X  C


      FORM OF ISSUER'S CONFIRMATION TO ISSUING AND PAYING AGENT AND DEALER
                            FOR NON-SYNDICATED ISSUES


To:  [Name of Dealer]                                                     [date]
     Attention: [             ]

cc:  [Agent Bank, if not Dealer, and Issuing and Paying Agent]

cc:  [Trustee]


Dear Sirs,

                          ST ASSEMBLY TEST SERVICES LTD
             S$500,000,000 Multicurrency Medium Term Note Programme

          Terms defined in the Procedures Memorandum (the "Procedures Memorandum") have the same meanings herein.

          We confirm our receipt of your telefax to us dated [Date] confirming the terms agreed between us for the issue of Notes relating to the above Programme. We confirm the accuracy of the details set out in the attached Pricing Supplement signed by us, and hereby confirm our agreement to issue to you Notes as set out in it.

          We hereby confirm our telephone instruction to the Issuing and Paying Agent to undertake the duties set out in Part I of Annex A of the Procedures Memorandum, including to authenticate and deliver a [Temporary/Permanent] Global Note as specified in the attached Pricing Supplement in accordance with the terms of the Procedures Memorandum and the Agency Agreement relating to the above Programme, subject to payment of the [net] purchase price.

          Our account for settlement is [           ] with [         ].



                                                    Yours faithfully,
                                                  For and on behalf of
                                             ST ASSEMBLY TEST SERVICES LTD



                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

[attach signed Pricing Supplement]

                               A P P E N D I X  4



                         FORM OF SUBSCRIPTION AGREEMENT



                             DATED [              ]



                          ST ASSEMBLY TEST SERVICES LTD
                                    as Issuer

                                     - and -

                                 [LEAD MANAGER]

                                     - and -

                                     OTHERS



               ---------------------------------------------------


                             SUBSCRIPTION AGREEMENT

                                   relating to
                     [Brief Description and Amount of Notes]

                                    issued by
                          ST ASSEMBLY TEST SERVICES LTD

                              as Series [ ] of its
                                  S$500,000,000
                    Multicurrency Medium Term Note Programme


               ---------------------------------------------------

                            [ALLEN & GLEDHILL LOGO]
                             36 Robinson Road #18-01
                                   City House
                                Singapore 068877

                                 C O N T E N T S

CLAUSE         TITLE                                                          PAGE
------         -----                                                          ----

  1.           APPOINTMENT

  2.           ISSUE OF THE NOTES

  3.           STABILISATION

  4.           AGREEMENT BY THE MANAGERS

  5.           CONDITIONS PRECEDENT

  6.           CLOSING

  7.           EXPENSES

  8.           TERMINATION

  9.           CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2001

  10.          GOVERNING LAW

               THE ANNEX - PRICING SUPPLEMENT

          T H I S  A G R E E M E N T is made on [             ] B E T W E E N:-


(1)       ST ASSEMBLY TEST SERVICES LTD of [                                  ]
          (the "Issuer"); and

(2) [LEAD MANAGER] (the "Lead Manager") and [OTHER MANAGERS] (together, the "Managers").

          W H E R E A S:-

(A) The Issuer proposes to issue [Brief Description and Amount of Notes] (the "Notes", which expression, where the context so admits, shall include [the Temporary Global Note/the Permanent Global Note/the Temporary Global Note and the Permanent Global Note] to be delivered in respect thereof). Definitive Notes will be in bearer form in the denomination of [ ] each with coupons attached.

(B) The Notes will be issued as Series [ ] of the S$500,000,000 Multicurrency Medium Term Note Programme established by the Issuer.

(C) This Agreement is supplemental to the Programme Agreement (as amended, varied or supplemented, the "Programme Agreement") dated 10th January, 2002 made between the Issuer, the Arranger and the Dealers party thereto.


1.        APPOINTMENT

          In accordance with Clause 14(A) of the Programme Agreement, the Issuer appoints those of the Managers who are not Dealers (the "New Dealers") as Dealers under the Programme Agreement for the purposes of the issue of the Notes only and not for any other Tranche or Series under the Programme Agreement. Each New Dealer accepts its appointment under the Programme Agreement and each such New Dealer is hereby vested with all the authority, rights, powers, duties and obligations of a Dealer under the Programme Agreement as if each New Dealer had originally been named a Dealer in the Programme Agreement, as set out in Clause 14(A) thereof. This Agreement shall, in relation to each New Dealer, be deemed to constitute such New Dealer's confirmation and agreement to perform and comply with the duties and obligations assumed by it under the Programme Agreement on the terms set out in this Agreement.


2.        ISSUE OF THE NOTES

(A) Programme Agreement: The Notes will be issued pursuant to Clause 2(B) of, and on the terms of Clauses 2 to 5 (excluding Clause 3(B)(8)), 10 and 15 of, the Programme Agreement as modified by this Agreement. Unless otherwise defined in this Agreement, terms defined in the Programme Agreement shall have the same meanings in this Agreement. References in the Programme Agreement to Notes and Dealer(s) shall be construed as references to the Notes and the Manager or Managers, as the case may be, for the purposes of this Agreement.

(B) Agreement to Issue: Subject to the terms and conditions hereof, the Issuer agrees to issue the Notes on [Issue Date] (the "Issue Date") or such other date as the Issuer and the Lead Manager on behalf of the Managers may agree (the "Closing Date"), to the Managers or as they may direct in accordance with Clause 6. The Notes will be issued at a price (the "Issue Price") equal to [[ ] per cent. of] their
principal amount [less [(i) a commission (the "Selling Commission") of [   ] per
cent. of such principal amount and (ii) a combined management and underwriting commission of [ ] per cent. of such principal amount [plus accrued interest from the Issue Date to the Closing Date]/(i) a selling commission and (ii) a combined management and underwriting commission at the respective rates stated in a letter of today's date from the Lead Manager to the Issuer and countersigned by the Issuer]].

(C)       The Notes: The Issuer will issue the Notes having the terms set out in
Schedule 1 to the Trust Deed as supplemented by the Pricing Supplement (the "Pricing Supplement) dated the date of this Agreement (and annexed hereto) relating to the Notes which the Issuer confirms it has prepared.


3.        STABILISATION

          The Lead Manager shall, subject to all applicable laws and regulations, be the stabilising manager and may over-allot or effect transactions which stabilise or maintain the market price of the Notes at a level which might not otherwise prevail, but in doing so the Lead Manager shall act as principal and not as agent of the Issuer. Such stabilising, if commenced, may be discontinued at any time. Any loss resulting from over-allotment and stabilisation shall be borne by the stabilising manager for its own account. Nothing in this Agreement shall be construed so as to require the Issuer to issue Notes in excess of $[principal amount] in aggregate principal amount.


4.        AGREEMENT BY THE MANAGERS

(A) Subscription: The Managers [severally] [jointly and severally] agree that they will subscribe for the Notes [set out against the names of the respective Managers below] on the Closing Date, all on the terms set out in this Agreement.

[                 MANAGER                                 PRINCIPAL AMOUNT OF NOTES
                  -------                                 -------------------------
[                                       ]                          [             ]
[                                       ]                          [             ]
[                                       ]                          [             ]
                                                                   ---------------

                                                                   [             ]
                                                                   ==============]

(B) IPMA: (1) The Managers agree as between themselves that they will be bound by and will comply with the International Primary Market Association Standard Form Agreement Among Managers version 1 [[(the "Agreement Among Managers")] as amended [hereinafter] [in the manner set out in the invitation facsimile dated [ ] with respect to the Notes] and further agree that references in the Agreement Among Managers to the "Lead Manager" shall mean [ ].

     (2) [The Managers agree as between themselves to amend the Agreement Among Managers as follows:-

          [                   ]]

5.        CONDITIONS PRECEDENT

(A) Programme Agreement: Clause 3(B) of the Programme Agreement shall apply to the issue and subscription of the Notes [with the following modifications].

(B) Further Conditions Precedent: The obligations of the Managers to subscribe for the Notes are subject to the following conditions precedent:-

          [(a) on or prior to the Closing Date, there having been delivered to the Managers opinions, in form and substance satisfactory to the Lead Manager, dated the Closing Date, of [ ] legal advisers to the Issuer as to Singapore law and [details of Managers' Singapore lawyers], if any;]

          (b) at the Closing Date (i) the representations and warranties of the Issuer herein being true, accurate and correct in all material respects at, and as if made on, the Closing Date, and
                (ii) the Issuer having performed all of its obligations hereunder to be performed on or before the Closing Date except to the extent to which failure to do so would not be material in the context of the issue of the Notes and there having been delivered to the Managers a certificate signed by a duly authorised officer of the Issuer (acting on behalf of the Issuer), dated the Closing Date, to such effect; and

          (c) on or prior to the Closing Date, in the opinion of the Lead Manager, none of the circumstances described in Clause 8(a), (b) or (c) having arisen; [and

          (d)   state further conditions precedent, as agreed].


6.        CLOSING

(A)       Issue of Notes: At [   ] hours (Singapore time) (or such other time as
may be agreed between the Lead Manager, on behalf of the Managers, and the Issuer) on the Closing Date, the Issuer will issue and deliver or procure to be delivered to the Managers or their order in such place as the Lead Manager may reasonably require a [Temporary/Permanent] Global Note representing the Notes duly executed and authenticated.

(B)       Payment: At [   ] hours (Singapore time) (or such other time as may be
agreed between the Lead Manager, on behalf of the Managers, and the Issuer) on the Closing Date, the Managers will pay or cause to be paid to the Issuer the [net] subscription moneys for the Notes (being the aggregate amount payable for the Notes calculated at the Issue Price [less the commissions referred to in Clause 2(B) and the amount payable to the Managers under Clause 7] [and plus the accrued interest, if any]). [Such payment shall be made by the Managers, in [specify currency], in [immediately available and freely transferable funds/same day funds] so as to be received before 3.00 p.m. (local time in the principal financial centre for the currency in which the Notes are denominated) to the account of the Issuer [account number] with [name of bank in [principal financial centre of the currency in which the Notes are denominated]]].


7.        EXPENSES

          The Issuer will pay on the Closing Date to the Managers [(and authorises the Managers to deduct such sum from the subscription moneys for the Notes as provided in Clause 6(B))] S$[ ] in lieu of reimbursement of their legal and other expenses incurred in connection with the issue of the Notes.

          [Set out other agreement on expenses.]


8.        TERMINATION

          Notwithstanding anything contained in this Agreement, the Lead Manager on behalf of the Managers may by notice to the Issuer terminate this Agreement at any time prior to payment of the [net] subscription moneys for the Notes to the Issuer in any of the following circumstances:-

          (a) if there shall have come to the notice of the Managers any material breach of, or any event rendering untrue or incorrect in all material respects, any of the warranties and agreements contained in Clause 4 of the Programme Agreement (or any deemed repetition thereof) or any failure to perform any of the Issuer's covenants, agreements or obligations contained in the Programme Agreement and in this Agreement except to the extent to which failure to do so would not be material in the context of the issue of the Notes;

          (b) if any of the conditions specified in Clause 5 has not been satisfied or waived by the Lead Manager on behalf of the Managers; or


          (c)  if, there shall have been:-

               (i) any introduction or prospective introduction of, or any change or prospective change in, or in the interpretation or application of, any legislation, statute, regulation, order, policy, directive, request or guideline (whether or not having the force of law) by the Monetary Authority of Singapore, the Securities Industry Council, the SGX-ST or any other governmental or regulatory body in Singapore; or

               (ii) any material adverse change or prospective material adverse change in monetary, political (including, but not limited to, changes by reason of military action), financial (including, but not limited to, stock market conditions, currency exchange conditions in any of the financial markets and interest rates) or economic conditions in Singapore or internationally (including changes or developments in stock, bond, money and interest rate markets) or the occurrence of any combination of any such changes, crises or developments, in either case, as would in the opinion of the Lead Manager (exercised in good faith):-

               (1) materially and adversely prejudice or affect the success of the placement, issue, offer, sale or distribution (whether in the primary or secondary markets) of the Notes; or

               (2) materially and adversely affect the listing of the Notes (where applicable); or

               (3) materially and adversely affect the business or financial position of the Issuer or the Group,

and upon notice being given, the parties to this Agreement shall (except for the liability of the Issuer in relation to expenses as provided under Clause 7 and except for any liability arising before or in relation to such termination pursuant to the Programme Agreement including Clauses 5 and 8 of the Programme Agreement) be released and discharged from their respective obligations under this Agreement.


9.        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2001

          A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Agreement.


10.       GOVERNING LAW

          This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

                                    THE ANNEX


                               Pricing Supplement


                    [The relevant Pricing Supplement will be
                     annexed to the Subscription Agreement]

          I N W I T N E S S W H E R E O F this Agreement has been entered into on the date stated at the beginning.


The Issuer

ST ASSEMBLY TEST SERVICES LTD

By:                                         Witness:
   --------------------------------------           ----------------------------
Name:                                       Name:
     ------------------------------------        -------------------------------
Title:                                      Address:
      -----------------------------------           ----------------------------

The Managers

[LEAD MANAGER]



By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------




[OTHER MANAGERS]

Each by its duly authorised attorney:



By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                               A P P E N D I X  5


                                  VRN SCHEDULE


          For the purpose of determining the Agreed Yield or, as the case may be, the Rate of Interest payable from time to time in respect of each Variable Rate Note for each Interest Period, not earlier than 9.00 a.m. (Singapore time) on the ninth business day nor later than 3 p.m. (Singapore time) on the third business day prior to the commencement of each Interest Period, the Issuer and the Relevant Dealer shall endeavour to agree on the following:-

          (1) whether interest in respect of such Variable Rate Note is to be paid on the first day or the last day of such Interest Period;

          (2) if interest in respect of such Variable Rate Note is agreed between the Issuer and the Relevant Dealer to be paid on the first day of such Interest Period, an Agreed Yield in respect of such Variable Rate Note for such Interest Period (and, in the event of the Issuer and the Relevant Dealer so agreeing on such Agreed Yield, the Interest Amount for such Variable Rate Note for such Interest Period shall be zero); and

          (3) if interest in respect of such Variable Rate Note is agreed between the Issuer and the Relevant Dealer to be paid on the last day of such Interest Period, a Rate of Interest in respect of such Variable Rate Note for such Interest Period (an "Agreed Rate") and, in the event of the Issuer and the Relevant Dealer so agreeing on an Agreed Rate, such Agreed Rate shall be the Rate of Interest for such Variable Rate Note for such Interest Period.

                               A P P E N D I X  6


                FORM OF CERTIFICATE OF NO MATERIAL ADVERSE CHANGE


To:  [Name of Relevant Dealer(s)]
     [Address]

                                                                          [Date]


Dear Sirs,

                          ST ASSEMBLY TEST SERVICES LTD
             S$500,000,000 Multicurrency Medium Term Note Programme

          I, [name], [title] of ST Assembly Test Services Ltd (the "Issuer") refer to the Programme Agreement (the "Programme Agreement") dated 10th January, 2002 made between (1) the Issuer, as issuer, (2) Citicorp Investment Bank (Singapore) Limited, as arranger, and (3) Citicorp Investment Bank (Singapore) Limited, as dealer, relating to the above-mentioned Programme and HEREBY CERTIFY on behalf of the Issuer that, to the best of my knowledge and belief after making due enquiries, (i) since the date of the most recent audited consolidated accounts of the Group delivered to the Dealer pursuant to Clause 4(A)(13) of the Programme Agreement, except as disclosed in the Information Memorandum or in any public announcement of the Issuer made prior to the Agreement Date or as disclosed to the Relevant Dealer prior to the Agreement Date, there has been, as at the date hereof, no adverse change, or any development involving a prospective adverse change, in the financial condition, business or results of operations of the Issuer or the Group, taken as a whole, which is material in the context of the issue and offering of the Notes, (ii) the Issuer's representations and warranties set out in the Programme Agreement are true, accurate, correct and complied with in all material respects on the date hereof (as if such representations and warranties were repeated on the date hereof with reference to the circumstances existing at the date hereof taking into account the issue of the Notes) and (iii) the Issuer has performed all of its covenants, agreements or obligations under the Programme Agreement to be performed on or prior to the date hereof (other than any obligations that may be waived by the Relevant Dealers) except to the extent to which failure to do so would not be material in the context of the issue of the Notes.

          Terms defined and references construed in the Programme Agreement shall bear the same meanings and construction in this Certificate.



                                                      Yours faithfully,
                                                    For and on behalf of
                                                 ST ASSEMBLY TEST SERVICES LTD

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                               A P P E N D I X  7


                              SELLING RESTRICTIONS


1. United States: (1) The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Dealer represents and agrees that it has offered and sold any Notes, and will offer and sell any Notes (a) as part of their distribution at any time and (b) otherwise until 40 days after the completion of the distribution of all Notes of the Series of which such Notes are a part, as determined and notified by the Issuing and Paying Agent to such Dealer, as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer further represents and agrees that neither it nor its affiliates nor any person acting on its or their behalf have engaged nor will engage in any directed selling efforts with respect to the Notes and it and they have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act. Each Dealer who has purchased Notes of a Series (or in the case of a sale of a Series of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Series purchased by or through it or, in the case of a syndicated issue, the relevant Lead Manager) shall determine and notify to the Issuing and Paying Agent the completion of the distribution of the Notes of such Series. On the basis of such notification or notifications, the Issuing and Paying Agent will notify such Dealer or, as the case may be, such Lead Manager of the end of the distribution compliance period with respect to such Series. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:-

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and certified by the relevant Dealer, in the case of a non-syndicated issue or the Lead Manager, in the case of a syndicated issue, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S under the Securities Act."

Terms used in this sub-paragraph (1) have the meanings given to them by Regulation S under the Securities Act.

     (2)  In addition, under U.S. Treas. Reg. 1.163-5(c)(2)(i)(C) (the
"C Rules"), Notes in bearer form must be issued and delivered outside the United States and its possessions in connection with their original issuance. In relation to each such Tranche, each Dealer represents and agrees that it has not offered, sold or delivered, and shall not offer, sell or deliver, directly or indirectly, Notes in bearer form within the United States or its possessions in connection with their original issuance. Further, in connection with its original issuance of Notes in bearer form, it has not communicated, and shall not communicate, directly or indirectly, with a prospective purchaser if either such purchaser or it is within the United States or its possessions or otherwise involve its U.S. office in the offer or sale of Notes in bearer form. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the C Rules.

     (3)  In addition,

          (a) except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) each Dealer represents that it has not offered or sold, and agrees that it during the distribution compliance period will not offer or sell, Notes to a person who is within the United States or its possessions or to a United States person, and (ii) each Dealer represents that it has not delivered and agrees that it will not deliver within the United States or its possessions Notes that are sold during the distribution compliance period;

          (b) each Dealer represents and agrees that it has and throughout the distribution compliance period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that such Notes may not be offered or sold during the distribution compliance period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

          (c) if the Dealer is a United States person, it represents that it is acquiring the Notes for purposes of resale in connection with their original issuance and if it retains Notes for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6); and

          (d) with respect to each affiliate that acquires Notes from a Dealer for the purpose of offering or selling such Notes during the distribution compliance period, the Dealer agrees that it will obtain from such affiliate for the Issuer's benefit the representations and agreements contained in sub-paragraphs (a),
               (b) and (c) above; and

          (e) each Dealer agrees that it will obtain from any distributor (within the meaning of U.S. Treas. Reg. Section 1.163-5(c)(20(i)(D)(4)(ii)) that purchases any Notes from it pursuant to a written contract with such Dealer (except a distributor that is one of its affiliates or is another Dealer), for the benefit of the relevant Issuer and each other Dealer, the representations contained in, and such distributor' agreement to comply with, the provisions of sub-clauses(a), (b), (c) and (d) of this paragraph insofar as they relate to the D rules, as if such distributor were a Dealer hereunder.

Terms used in this sub-paragraph (3) have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

Notes will be issued in accordance with the provisions of the D Rules, unless the Pricing Supplement specifies that Notes will be issued in accordance with the provisions of the C Rules.

2. Singapore: Each Dealer acknowledges that (1) the Information Memorandum has not been registered as a prospectus with the Registrar of Companies and Businesses in Singapore but has been lodged as an information memorandum with the Registrar of Companies and Businesses in Singapore for the purposes of Section 106D of the Companies Act, Chapter 50 of Singapore (the "Companies Act") and (2) the Notes will be issued in Singapore pursuant to exemptions invoked under Section 106C and/or Section 106D of the Companies Act. Accordingly, each Dealer represents and agrees that (a) in relation to Notes which are not listed or quoted on the SGX-ST or a recognised stock exchange within the meaning of the Companies Act, it will not offer or sell such Notes nor will it circulate or distribute the Information Memorandum or any other offering document or material relating to such Notes, directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 106C of the Companies Act, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Companies Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Companies Act and (b) in relation to Notes which are listed or quoted on the SGX-ST or a recognised stock exchange (the "Listed Notes"), until the date falling six months from the date of issue of the relevant Listed Notes (the "Expiry Date"), it will not offer or sell such Listed Notes nor will it circulate or distribute the Information Memorandum or any other offering document or material relating to such Listed Notes, directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 106C of the Companies Act, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Companies Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Companies Act. After the Expiry Date, such Listed Notes may be offered or sold to the public or any member of the public in Singapore provided that they continue to be listed or quoted on the SGX-ST or such recognised stock exchange.

3. General: The selling restrictions herein contained may be modified, varied or amended from time to time by notification from the Issuer to the Dealers and each Dealer undertakes that it will at all times comply with all such selling restrictions.

          Each Dealer understands that no action has been taken in any jurisdiction that would permit a public offering of any of the Notes, or possession or distribution of the Information Memorandum or any other document or any Pricing Supplement, in any country or jurisdiction where action for that purpose is required.

          Each Dealer will comply with all laws, regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Notes or any interest therein or rights in respect thereof or has in its possession or distributes, any other document or any Pricing Supplement. No Dealer will directly or indirectly offer, sell or deliver Notes or any interest therein or rights in respect thereof or distribute or publish any prospectus, circular, advertisement or other offering material (including, without limitation, the Information Memorandum) in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of Notes or any interest therein or rights in respect thereof by it will be made on the foregoing terms. In connection with the offer, sale or delivery by any Dealer of any Notes or any interest therein or rights in respect thereof, the Issuer shall not have responsibility for, and each Dealer will obtain, any consent, approval or permission required in and each Dealer will comply with the laws and regulations in force in, any jurisdiction to which it is subject or from which it may make any such offer or sale.

                               A P P E N D I X  8


                         FORM OF DEALER ACCESSION LETTER


To:  ST Assembly Test Services Ltd,
     5, Yishun Street, 23,
     Singapore 768442.

     Attention: [               ]

                                                                          [Date]


Dear Sirs,


                  ST ASSEMBLY TEST SERVICES LTD (the "Issuer")
             S$500,000,000 Multicurrency Medium Term Note Programme

          We refer to the Programme Agreement dated 10th January, 2002 entered into in respect of the above S$500,000,000 Multicurrency Medium Term Note Programme (the "Programme") and made between the Issuer, the Arranger and the Dealers party thereto (which agreement, as amended, varied or supplemented from time to time, is herein referred to as the "Agreement"). Terms defined in the Agreement shall have the same meaning in this letter.

          Conditions Precedent

          We confirm that we are in receipt of the following documents:-

          (a)  a copy of the Agreement;

          (b) a copy of all documents referred to in the Initial Documentation List [as we have requested] (and any such document not received by us by the date of this letter shall be deemed to have been waived by us);

          (c)  a copy of the most recent Information Memorandum; and

          (d) a side letter in a form approved by ourselves from the legal advisers referred to in paragraph 5 of the Initial Documentation List addressed to ourselves and giving us the full benefit of the existing legal opinions (except where any such opinion is expressed to be given in favour of all future Dealers), and have found them to our satisfaction.

          For the purpose of the Agreement, our notice details are as follows:-

          (insert name, address, telephone, fax and attention).

          We confirm our agreement with you that, as from [date from which appointment of Programme Dealer is to take effect/date on or prior to the Agreement Date of the relevant Tranche], we have become a [Programme] Dealer [in respect of [describe Tranche and Series]]* in accordance with the terms of Clause 14(A) of the Agreement.

          This letter is governed by, and shall be construed in accordance with, the laws of Singapore.

          Please confirm your acceptance of the terms of this letter by countersigning it below and returning an original to us.



                                                        Yours faithfully,
                                                      For and on behalf of
                                                      [NAME OF NEW DEALER]



                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


--------------------------------------------------------------------------------


To:  [Name of New Dealer]

          We confirm the terms of the above letter.


                                                       Yours faithfully,
                                                     For and on behalf of
                                                 ST ASSEMBLY TEST SERVICES LTD



                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------
cc:  Citicorp Investment Bank (Singapore) Limited (as Issuing and Paying Agent)

cc:  British and Malayan Trustees Limited (as Trustee)

*    Not applicable to Programme Dealers.

NB. The text of this letter may be included in the confirmation telex, fax or letter sent from a Dealer-for-a-Day for a Non-Syndicated Issue to the Issuer.

                                A P P E N D I X  9


                           FORM OF LETTER FROM ISSUER
                      ON AN INCREASE IN THE PROGRAMME LIMIT


To: The Arranger, the Issuing and Paying Agent, the Agent Bank, the Trustee and the Programme Dealers (as those expressions are defined in the Agreement defined below)

                                                                          [Date]


Dear Sirs,

                  ST ASSEMBLY TEST SERVICES LTD (the "Issuer")
             S$500,000,000 Multicurrency Medium Term Note Programme

          We refer to the Programme Agreement dated 10th January, 2002 entered into in respect of the above S$500,000,000 Multicurrency Medium Term Note Programme (the "Programme") and made between the Issuer, the Arranger and the Dealers party thereto (which agreement, as amended, varied or supplemented from time to time, is herein referred to as the "Agreement"). Terms defined in the Agreement shall have the same meaning in this letter.

          We hereby notify you, pursuant to Clause 16 of the Agreement, that the Programme Limit will be increased to S$[ ] (or its equivalent in other currencies) from [date].

          We would like to draw your attention to Clause 16(A) of the Agreement, under which increase shall (subject as set out below) take effect from [date], whereupon all references in the Contracts and the Procedures Memorandum will be deemed amended accordingly. We understand that this increase is subject to the satisfaction of the conditions set out in Clause 16(B) of the Agreement.



                                                       Yours faithfully,
                                                     For and on behalf of
                                                 ST ASSEMBLY TEST SERVICES LTD



                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

          I N W I T N E S S W H E R E O F this Agreement has been entered into on the date stated at the beginning.


The Issuer

ST ASSEMBLY TEST SERVICES LTD


By: sd. HARRY H DAVOODY                      Witness: sd. LEONG FANG YUN
   ---------------------------------------           ---------------------------

Name: HARRY H DAVOODY                        Name: LEONG FANG YUN
     -------------------------------------        ------------------------------

Title: DIRECTOR                              Title: SOLICITOR
      ------------------------------------         -----------------------------


The Arranger

CITICORP INVESTMENT BANK (SINGAPORE) LIMITED



By: sd. RONALD LOW
   ---------------------------------------

Name: RONALD LOW
     -------------------------------------

Title: MANAGING DIRECTOR
      ------------------------------------



The Dealer

CITICORP INVESTMENT BANK (SINGAPORE) LIMITED



By: sd. RONALD LOW
   ---------------------------------------

Name: RONALD LOW
     -------------------------------------

Title: MANAGING DIRECTOR
      ------------------------------------